UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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La Jolla Pharmaceutical Company

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LA JOLLA PHARMACEUTICAL COMPANY
6455 Nancy Ridge Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 22, 2008

The annual meeting of stockholders of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company,” “we” or “us”), will be held at our offices at 6455 Nancy Ridge Drive, San Diego, California 92121 on Thursday, May 22, 2008, at 10:00 a.m. (local time) for the following purposes:

1. To elect three Class III directors to serve until the 2011 annual meeting of stockholders.

2. To vote on a proposal to amend the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan (the “2004 Plan”) to increase the number of shares available for issuance under the 2004 Plan.

3. To vote on a proposal to amend the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “1995 Plan”) to increase the number of shares that are available for issuance pursuant to purchases by employees of the Company.

4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

5. To transact such other business that may properly come before the meeting or any postponement or adjournment thereof.

Our board of directors unanimously recommends that you vote FOR the three nominees named in the accompanying proxy statement, FOR the amendment of the 2004 Plan, FOR the amendment of the 1995 Plan, and FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.

By order of the board of directors,

Craig R. Smith, M.D.
Chairman of the Board

San Diego, California
April 11, 2008

YOUR VOTE IS IMPORTANT

Our board of directors has fixed the close of business on March 28, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. All stockholders are invited to attend the annual meeting. You are urged to sign, date and complete the enclosed proxy card and return it as soon as possible, even if you plan to attend the meeting in person. If you attend the meeting and wish to vote your shares in person, you may do so even if you have signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

LA JOLLA PHARMACEUTICAL COMPANY
6455 Nancy Ridge Drive
San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 22, 2008

INFORMATION CONCERNING THE SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of La Jolla Pharmaceutical Company, a Delaware corporation, to be used at our 2008 annual meeting of stockholders to be held on Thursday, May 22, 2008 at 10:00 a.m. (local time) and at any and all postponements and adjournments of the meeting. The meeting will be held at our principal executive offices at 6455 Nancy Ridge Drive, San Diego, California 92121. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 15, 2008.

We will pay for the cost of preparing, assembling and mailing the proxy materials and the cost of soliciting proxies. We will pay brokers and other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. We and our employees may solicit proxies in person or by telephone, facsimile or other electronic means. Our employees will not receive any additional compensation for such solicitation. In addition, we have engaged MacKenzie Partners, Inc. to assist us in soliciting proxies. We will pay the proxy solicitor a fee of approximately $7,000 for such solicitation and will reimburse them for reasonable out-of-pocket expenses.

VOTING

Our Board has fixed March 28, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. As of March 28, 2008, we had 39,630,757 shares of common stock outstanding held by 203 record holders in addition to approximately 8,747 stockholders who do not hold shares in their own name. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. The holders of a majority of the outstanding shares of our common stock on the record date and entitled to be voted at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements thereof. Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes, up to three directors, will be elected.

With regard to Proposals 2, 3 and 4, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Each proxy submitted by a stockholder will, unless otherwise directed by such stockholder, be voted FOR:

Proposal 1	The election of the three director nominees named in this proxy statement.

Proposal 2	The proposal to amend the 2004 Plan to increase the number of shares that are authorized for issuance.

Proposal 3	The proposal to amend the 1995 Plan to increase the number of shares that are authorized for issuance and may be purchased by employees.

Proposal 4	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly raised for consideration at the meeting. If you submit a proxy, your shares will be voted according to your direction. You have the power to revoke your proxy at any time before it is voted at the annual meeting by submitting a written notice of revocation to our Corporate Secretary or by timely providing us with a valid proxy bearing a later date. Your proxy will not be voted if you attend the annual meeting and elect to vote your shares in person. Our Board reserves the right to withhold any proposal described in this proxy statement from a vote at the annual meeting if it deems that a vote on such proposal would be contrary to our and our stockholders’ best interests. In that event, the proposal withheld will be neither adopted nor defeated.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors

Our certificate of incorporation provides for a Board that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class III, Dr. Fildes, Mr. Sutter and Dr. Topper, expires. Accordingly, three directors will be elected at the annual meeting.

Our board is currently composed of nine members. If all of the nominees are elected at the annual meeting of stockholders, the composition of our Board will be as follows: Class I — Dr. Adams, Dr. Gillespie and Mr. Naini; Class II — Dr. Smith, Mr. Martin and Dr. Young; and Class III — Dr. Fildes, Mr. Sutter and Dr. Topper. The biographies of our directors and their ages as of March 28, 2008 are set forth below.

All of the nominees for election as directors at the meeting set forth below are incumbent directors. These nominees have consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve. Unless authority to vote for any of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR all such nominees. In the event that any of the nominees for director becomes unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the Board may propose. Proxies cannot be voted for more than three directors, the number of nominees identified herein.

Nominees for Director

Class III:

Each of the persons listed below is nominated for election to Class III of the Board to serve a three-year term ending at the 2011 annual meeting of stockholders and until his successor is elected and qualified. Our Board recommends that you vote FOR each of the following nominees.

Robert A. Fildes, Ph.D., 69, has been a director since 1991. Since January 1998, Dr. Fildes has served as President of SB2, Inc., a privately held company that licenses antibody technology. From June to December 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 to 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. He was the president and Chief Executive Officer of Cetus Corporation, a publicly held biotechnology company, from 1982 to 1990. From 1980 to 1982, Dr. Fildes was the President of Biogen, Inc., which merged with IDEC Pharmaceuticals Corporation in 2003 to form Biogen Idec (NASDAQ: BIIB), a publicly held biopharmaceutical company, and from 1975 to 1980, he was the Vice President of Operations for the Industrial Division of Bristol-Myers Squibb Company (NASDAQ: BMY). From April 2002 to April 2003, Dr. Fildes was a director of Polymerat Pty. Ltd. (now Bio-Layer Pty. Ltd.), a privately held company that develops surfaces for carrying out biological reactions. Dr. Fildes is currently a director of Inimex Pharmaceuticals, Inc., a privately held Canadian biotechnology company and Twinstrand Therapeutics, a privately held Canadian biopharmaceutical company focused on discovering and developing targeted prodrugs. Dr. Fildes holds a D.C.C. degree in Microbial Biochemistry and a Ph.D. in Biochemical Genetics from the University of London.

Martin P. Sutter, 52, has been a director since 2005. Mr. Sutter is one of the two founding managing directors of Essex Woodlands Health Ventures. Educated in chemical engineering and finance, he has more than 25 years of management experience in operations, marketing, finance and venture capital. He began his career in management consulting with Peat Marwick, Mitchell & Co. in 1977 and moved to Mitchell Energy & Development Corp. (“MEDC”), now Devon Energy Corporation, a public company, where he held management positions overseeing various operating units. In 1984, he founded and managed The Woodlands Venture Capital Company, a wholly-owned subsidiary of MEDC, and The Woodlands Venture Partners, an independent venture capital partnership formed in 1988. During his tenure with both organizations, he founded a number of successful healthcare companies originating from various institutions of the Texas Medical Center. In 1994, Mr. Sutter merged his venture practice with Essex Venture Partners to form Essex Woodlands. Essex Woodlands manages seven venture capital limited partnerships with capital in excess of $2 billion. He currently serves on the board of LifeCell Corporation (NASDAQ: LIFE), a publicly held company that is developing human-derived tissue-based products, and BioForm Medical, Inc. (NASDAQ: BFRM), a publicly held company developing soft tissue augmentation products. Mr. Sutter holds a B.S. from Louisiana State University and an M.B.A. from the University of Houston.

James N. Topper, M.D., Ph.D., 46, has been a director since 2005. Dr. Topper is a general partner with Frazier Healthcare Ventures, having joined the firm in August 2003. Prior to joining Frazier Healthcare, he served as head of the cardiovascular research and development division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics). Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR and was responsible for managing all of its research activities beginning in 1999. Prior to joining COR, he served on the faculties of Harvard Medical School in 1997 and subsequently became an Assistant Professor of Medicine (cardiovascular) at Stanford University in July 1998. He continues to hold an appointment as a Clinical Assistant Professor of Medicine at Stanford University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper currently serves on the board of Amicus Therapeutics, Inc. (NASDAQ: FOLD), a publicly held biopharmaceutical company using pharmacological chaperone technology to develop a new class of drugs to treat human genetic diseases, and the following private company boards: Arête Therapeutics, Inc., Anaptys Therapeutics, Calistoga Pharmaceuticals, Intradigm Corporation, Metastatix and Zelos Therapeutics, Inc. Dr. Topper holds an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine.

Continuing Directors

Class I: Currently Serving Until the 2009 Annual Meeting

Thomas H. Adams, Ph.D., 65, has been a director since 1991. Dr. Adams is the Chief Technology Officer of Iris International, Inc., the company that acquired Leucadia Technologies in 2006 and is the founder and Chairman Emeritus of Genta, Inc. (NASDAQ: ESC), a publicly held biotechnology company in the field of antisense technology. From September 1998 to April 2006, Dr. Adams was chairman of the board and Chief Executive Officer of Leucadia Technologies, a privately held company in the field of medical devices. From 1989 to 1997, Dr. Adams served as Chief Executive Officer of Genta, Inc. (NASDAQ: GNTA) In 1984, Dr. Adams founded Gen-Probe, Inc. (NASDAQ: GPRO), a publicly held company that develops and manufactures diagnostic products, and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. From 1980 to 1984, Dr. Adams was Senior Vice President of Research and Development at Hybritech, which was later acquired by Eli Lilly and Company in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol, served as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998, Life Technologies, Inc. from 1992 to 2001, Invitrogen, Inc. (NASDAQ: IVGN) a publicly held company, from 2001 to 2003, and Xenomics, Inc. (NASDAQ: XNOM), a publicly held molecular diagnostics firm, from 2004 to 2005. Dr. Adams currently serves as a director of XiFin, Inc., a privately held application service provider focusing on the financial management needs of laboratories, and Iris International, Inc. (NASDAQ: IRIS), a publicly held medical device company. Dr. Adams holds a Ph.D. in Biochemistry from the University of California at Riverside.

Deirdre Y. Gillespie, M.D., 51, has been a director since March 2006. Dr. Gillespie joined us in March 2006 as President and Chief Executive Officer. She was appointed Assistant Secretary in February 2007. Dr. Gillespie previously served as the President and Chief Executive Officer of Oxxon Therapeutics, Inc., a privately held pharmaceutical company, from 2001 to 2005. Prior to that, she served as Chief Operating Officer of Vical, Inc., from 2000 to 2001, and Executive Vice President & Chief Business Officer, from 1998 to 2000. Dr. Gillespie also held a number of positions at DuPont Merck Pharmaceutical Company, including Vice President of Marketing, from 1991 to 1996. Dr. Gillespie received her M.B.A. from the London Business School and her M.D. and B.Sc. from London University.

Nader J. Naini, 42, has been a director since 2005. Mr. Naini has been a general partner with Frazier Healthcare Ventures since 1995, having joined the firm in 1992. Prior to joining Frazier Healthcare, Mr. Naini was with Goldman, Sachs & Co. Mr. Naini was chairman of the board of Aspen Education Group which was acquired by Bain

Capital and serves as a director of Bravo Health, Pentec Health, Bariatric Partners, ZONARE Medical Systems, and Subacute, all of which are privately held companies. Mr. Naini holds an M.B.A. from New York University and a B.A. in molecular biology from the University of Pennsylvania.

Class II: Currently Serving Until the 2010 Annual Meeting

Craig R. Smith, M.D., 62, has been a director since 2004 and Chairman of the Board since 2006. Dr. Smith is currently Executive Vice President, Chief Operating Officer and director of Algenol Biofuels, Inc., a privately held industrial biotechnology company, and the President of Williston Consulting, LLC, a consulting firm providing advisory services to pharmaceutical and biotechnology companies. From 1993 to 2004, Dr. Smith served as Chairman, President and Chief Executive Officer of Guilford Pharmaceuticals, Inc. (NASDAQ: GLFD), a publicly held pharmaceutical company. From 1988 to 1992, Dr. Smith was Vice President of Clinical Research and from 1992 to 1993, Senior Vice President of Business and Market Development at Centocor, Inc., a publicly held biotechnology company, which is now a wholly-owned subsidiary of Johnson & Johnson. From 1975 to 1988, he served on the faculty of the Department of Medicine at the Johns Hopkins University School of Medicine. Dr. Smith is a member of the Johns Hopkins Alliance for Science and a member of the board of directors of Adams Express Company (NYSE: ADX), a publicly held closed-end equity investment company, Petroleum & Resources Corporation (NYSE: PEO), a publicly held equity investment company specializing in energy and natural resources, and Depomed, Inc. (NASDAQ: DEPO), a publicly held specialty pharmaceutical company. Dr. Smith holds an M.D. from the State University of New York at Buffalo and trained in Internal Medicine at the Johns Hopkins Hospital from 1972 to 1975.

Stephen M. Martin, 61, has been a director since April 2000. Mr. Martin is currently CEO Partner of Hi Tech Partners, LLC, a privately held consulting firm for executive management of early stage technology businesses. In June 2001, Mr. Martin retired from CIBA Vision Corporation, a Novartis Company engaged in the research, manufacture and sale of contact lenses, lens care products and ophthalmic pharmaceuticals. Mr. Martin founded CIBA Vision in 1980. Mr. Martin was President of CIBA Vision Corporation, USA from 1995 to 1998 and President of Ciba Vision Ophthalmics, USA, the company’s ophthalmic pharmaceutical division, which he founded, from 1990 until 1998. He served as CIBA Vision’s Vice President of Venture Opportunities from 1998 until his retirement in 2001. Mr. Martin currently serves as a director of OcuCure Therapeutics, Inc., a privately held ophthalmic pharmaceutical development company and NeoVista, Inc., a privately held medical device company. From 2003 to 2005, Mr. Martin served as a director of Alimera Sciences, Inc., a privately held ophthalmic pharmaceutical company. Mr. Martin is the inventor on six issued U.S. patents and a number of European patents. Mr. Martin holds a B.A. degree from Wake Forest University and attended the Woodrow Wilson College of Law.

Frank E. Young, M.D., Ph.D., 76, has been a director since 2005. Dr. Young is a former Commissioner of the United States Food and Drug Administration (FDA) and has had over a 40-year career in medicine, academia and government. After numerous academic appointments, Dr. Young served as Chairman of the Department of Microbiology and Professor of Microbiology, of Pathology, and of Radiation Biology and Biophysics at the University of Rochester, New York. Subsequently, he became Dean of the School of Medicine and Dentistry, Director of the Medical Center and Vice President for Health Affairs at the University of Rochester. Dr. Young joined the Department of Health and Human Services as Commissioner of the FDA and Assistant Surgeon General (Rear Admiral, USPHS) in 1984. Under Presidents Ronald Reagan, George H.W. Bush, and William J. Clinton, Dr. Young served as Commissioner of the FDA, Deputy Assistant Secretary and Director of the Office of Emergency Preparedness, Director of the National Disaster Medical System and as a member of the Executive Board of the World Health Organization (presidential appointee). Dr. Young currently serves as the Chief Executive Officer of Cosmos Alliance and is a partner of Essex Woodlands Health Ventures. In addition, Dr. Young currently serves on the board of Golden Pond Healthcare (AMEX: GPH), publicly held special purpose acquisition company and the boards of the following private companies: Agennix, Inc. and Elusys Therapeutics, Inc. Dr. Young attended Union College and holds an M.D. from the University of the State of New York, Upstate Medical Center, where he graduated cum laude, and a Ph.D. from Case Western Reserve University.

PROPOSAL 2

AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN

General

The maximum number of shares of our common stock that may be issued pursuant to awards under the 2004 Plan is currently 5,000,000 shares. As of March 28, 2008, options covering a total of approximately 4,499,196 shares are outstanding under the 2004 Plan and 279,219 shares have been previously issued as restricted stock or upon the exercise of options. Accordingly, 221,585 shares remain available for new grants. We use the 2004 Plan to provide meaningful equity incentives to recruit, retain and reward qualified employees, consultants and directors of appropriate experience and stature. By increasing stock ownership, we hope to align the interests of qualified employees, consultants and directors with the interests of our stockholders. Our Board has unanimously approved, subject to stockholder approval, an amendment to the 2004 Plan to increase the number of shares authorized for issuance under the 2004 Plan by 1,400,000 to 6,400,000.

Summary of the 2004 Plan

The following is a summary of the principal features of the 2004 Plan. The summary is qualified in its entirety by the terms of the 2004 Plan, a copy of which, as it is proposed to be amended, is attached hereto as Appendix A and is incorporated by reference herein.

Purpose.  The purpose of the 2004 Plan is to advance our and our stockholders’ interests by providing eligible persons with financial incentives to promote the success of our business objectives, by increasing eligible persons’ proprietary interest in us and by giving us a means to attract and retain employees and directors of appropriate experience and stature.

Administration, Amendment and Termination.  The 2004 Plan is administered by the compensation committee of our Board. The compensation committee has the authority: to interpret the 2004 Plan and any agreements defining the rights and obligations of recipients of awards granted under the 2004 Plan; to determine the terms and conditions of awards; to prescribe, amend and rescind the rules and regulations under the 2004 Plan; and to make all other determinations necessary or advisable for the administration of the 2004 Plan.

The compensation committee, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The compensation committee may, with the consent of the recipient of an award, modify the terms and conditions of such award. However, outstanding options may not be repriced without stockholder approval. In addition, the compensation committee has no authority or discretion with respect to the recipients, timing, vesting, underlying shares or exercise price of Non-Employee Director’s Options (as defined below) because these matters are specifically governed by the provisions of the 2004 Plan. Awards may be granted under the 2004 Plan until the earlier of the tenth anniversary of the adoption of the 2004 Plan or its termination.

Eligibility.  Our directors, employees and consultants, and the directors, employees and consultants of any affiliated company, if any, are eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the 2004 Plan (“Incentive Awards”). As of March 28, 2008, 95 people were eligible for selection to receive awards under the 2004 Plan, consisting of six executive officers (one of whom is also a director) and eight non-employee directors. In addition to being eligible to receive Incentive Awards, each of our non-employee directors is entitled to receive an automatic, one-time grant of an option upon becoming a director and an annual grant of an additional option upon each re-election as a director or upon continuing as a director after an annual meeting without being re-elected as a result of the classification of the Board (all of such options are referred to as “Non-Employee Directors’ Options”). The compensation committee determines which individuals will receive Incentive Awards and the amount of these awards. Accordingly, future Incentive Awards to directors, executive officers and other employees under the 2004 Plan are not determinable.

Securities Subject to the 2004 Plan.  Currently, no more than 5,000,000 shares of our common stock may be issued and outstanding or subject to outstanding awards granted under the 2004 Plan. If Proposal 2 is approved, the number of shares of our common stock that may be issued and outstanding or subject to outstanding awards granted under the 2004 Plan will increase by 1,400,000 to 6,400,000 shares. Shares of common stock subject to unexercised portions of any award that expire, terminate or are canceled, and shares of common stock issued pursuant to an award that we reacquire pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the 2004 Plan. The shares to be issued under the 2004 Plan are made available either from authorized but unissued shares of our common stock or from previously issued shares of our common stock that we reacquire, including shares purchased on the open market.

Adjustments.  The number and kind of shares of common stock or other securities available under the 2004 Plan in general, as well as the number and kind of shares of common stock or other securities subject to outstanding awards and the price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions. If we are the surviving corporation in any merger or consolidation, each outstanding and vested option will entitle the optionee to receive the same consideration received by holders of the same number of shares of our common stock in such merger or consolidation.

Section 162(m) of the Internal Revenue Code Limitations.  In general, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount of compensation that we may deduct in any tax year with respect to our Chief Executive Officer and each of our other four most highly compensated officers, including any compensation relating to an award granted under the 2004 Plan. The 2004 Plan is designed to allow us to grant awards that are not subject to the $1 million limit imposed by Section 162(m). Currently, no single employee may be granted any awards with respect to more than 1,400,000 shares of common stock or, in the case of a performance award, in excess of $1 million in any one calendar year; provided, however, that this limitation does not apply if it is not required in order for the compensation attributable to such awards to qualify as performance-based compensation as described in Section 162(m) and the regulations issued thereunder. Furthermore, if Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely upon an increase in the value of the underlying shares of our common stock after the date of grant or award, the compensation committee is authorized to condition the grant, vesting or exercisability of such an award on the attainment of a pre-established objective performance goal. The 2004 Plan defines a pre-established objective performance goal to include one or more of the following performance criteria: cash flow; earnings per share (including earnings before interest, taxes and amortization); return on equity; total stockholder return; return on capital; return on assets or net assets; income or net income; operating margin; return on operating revenue; attainment of stated goals related to our research and development or clinical trial programs; attainment of stated goals related to our capitalization, costs, financial condition or results of operations; and any other similar performance criteria.

Change in Control.  Unless the compensation committee provides otherwise in a written agreement, in the event of a change in control (as defined in the 2004 Plan), the compensation committee will provide that all options (other than Non-Employee Directors’ Options) either: vest in full immediately preceding the change in control and terminate upon the change in control; be assumed or continued in effect in connection with the change in control transaction; be cashed out for an amount equal to the consideration per share offered in connection with the change in control transaction less the exercise price; or be substituted for similar awards of the surviving corporation. The compensation committee will determine the effect that a change in control has on an award (other than an option) outstanding at the time such a change in control occurs. Immediately prior to a change in control, all outstanding Non-Employee Director’s Options will vest in full.

Non-Assignability of Awards.  Awards are generally not transferable by a recipient during the life of the recipient, except that (i) incentive stock options are transferable by will or the laws of descent and distribution and (ii) all other awards are transferable by will or the laws of descent and distribution, to immediate family members and upon dissolution of marriage. Awards are generally exercisable during the life of a recipient only by the recipient.

Stockholder Rights.  No recipient or permitted transferee of an award under the 2004 Plan has any rights as a stockholder with respect to any shares issuable or issued in connection with the award until we receive all amounts payable in connection with exercise of the award and performance by the recipient of all obligations under such award.

Award Types

Stock Options.  Stock options granted under the 2004 Plan may be incentive stock options (“Incentive Stock Options”), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or nonqualified stock options (“Nonqualified Stock Options”), which do not so qualify.

The exercise price for each option (other than Non-Employee Directors’ Options) is determined by the compensation committee at the date of grant and may not be set below the fair market value of the underlying common stock on the date of grant, subject to permissible discounts of up to 15% from fair market value on the date of grant for Nonqualified Stock Options in lieu of salary or bonus. Notwithstanding the foregoing, in no event may the exercise price be less than the par value of the shares of common stock subject to the option, and the exercise price of an Incentive Stock Option may not be less than 100% of the fair market value on the date of grant. Fair market value is equal to the closing price of our common stock on the date of grant.

The exercise price of any option may be paid in cash or by other consideration deemed by the compensation committee to be acceptable, including delivery of our capital stock (surrendered by or on behalf of the optionee) or surrender of other awards previously granted to the recipient exercising the option. Subject to applicable law, the compensation committee may allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise if the exercise of the option is followed by an immediate sale of all or a portion of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

Options (other than Non-Employee Director’s Options) granted under the 2004 Plan vest, become exercisable and terminate as determined by the compensation committee. All options granted under the 2004 Plan may be exercised at any time after they vest and before their expiration date or earlier termination; provided that no option may be exercised more than 10 years after the date of its grant; and provided further that the exercise period may be less than 10 years if required by the Internal Revenue Code. In the absence of a specific written agreement to the contrary, and in each case subject to earlier termination on the option’s original expiration date, options will generally terminate: immediately upon termination of the recipient’s employment with us for just cause; 12 months after death or permanent disability; 24 months after normal retirement; and, with respect to termination of employment for any reason other than just cause, disability or retirement, three months in the case of Incentive Stock Options and six months in the case of Nonqualified Stock Options. Notwithstanding the foregoing, however, the compensation committee may designate shorter or longer periods after termination of employment to exercise any option (other than a Non-Employee Director’s Option) if provided for in the instrument evidencing the grant of the options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the compensation committee may accelerate the vesting of any or all options that had not become exercisable on or prior to the date of such termination. In the event that a non-employee director ceases to be a director, an option granted to such director (other than a Non-Employee Director’s Option) is exercisable, to the extent exercisable at that date, for a period of five years after that date or longer if permitted by the compensation committee.

Other Awards.  In addition to options, the compensation committee may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), stock payments and dividend equivalents. Performance awards entitle the recipient to a payment in cash or shares of our common stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the compensation committee to recipients who may not transfer the restricted shares until the restrictions are removed or expire. SARs, either related or unrelated to options, entitle the recipient to payment (in the form of cash, stock or a combination thereof) of the difference between the fair market value of a share of common stock as of a specified date and the exercise price of the related option or initial base amount, multiplied by the number of shares as to which such SAR is exercised. The compensation committee may also approve stock payments of our common stock to any eligible person and may also grant dividend equivalents payable in cash, common stock or other awards to recipients of options, SARs or other awards denominated in shares of common stock. For all such awards, the compensation committee will generally determine the relevant criteria, terms and restrictions.

Non-Employee Directors’ Options.  Under the 2004 Plan, each of our non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of a Nonqualified Stock Option to purchase up to 40,000 shares of our common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These Non-Employee Directors’ Options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director has remained a non-employee director for the entire period from the date of grant to such date.

In addition, each non-employee director, upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board, automatically receives a grant of an additional Nonqualified Stock Option to purchase up to 10,000 shares of our common stock. These additional Non-Employee Directors’ Options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for these additional Non-Employee Directors’ Options is the fair market value of our common stock on the date of their grant. Finally, all outstanding Non-Employee Directors’ Options vest in full immediately prior to any change in control.

Federal Income Tax Consequences

The following summary of certain federal income tax consequences of the receipt and exercise of awards granted by us is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2004 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Incentive Stock Options.  Except as discussed below, a recipient of an Incentive Stock Option generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is our employee (or an employee of any parent or subsidiary corporation) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).

If the recipient of the Incentive Stock Option sells the shares acquired upon the exercise of the option at any time within one year after the date we issue such shares to the recipient or within two years after the date we grant the Incentive Stock Option to the recipient, then:

•	if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the Incentive Stock Option; or

•	if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the Incentive Stock Option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the Incentive Stock Option over the sales price of the shares.

If the recipient sells shares acquired upon exercise of an Incentive Stock Option at any time after the recipient has held the shares for at least one year after the date we issue such shares to the recipient pursuant to the recipient’s exercise of the Incentive Stock Option and at least two years after the date we grant the recipient the Incentive Stock Option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the Incentive Stock Option.

The amount by which the fair market value of shares the recipient acquires upon exercise of an Incentive Stock Option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the Incentive Stock Option will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise.

In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above, and therefore solely recognizes capital gain upon the sale of such shares, we will not be entitled to any deduction.

Nonqualified Stock Options.  The grant of a Nonqualified Stock Option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a Nonqualified Stock Option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the Nonqualified Stock Option. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the recipient’s holding period after exercise.

Stock Appreciation Rights (SARs).  Generally, the holder of a SAR will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) pursuant to the SAR on the date the holder receives payment. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

Stock Purchase Rights — Restricted Stock.  Under the 2004 Plan, we are authorized to grant rights to purchase shares of restricted common stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is made within 30 calendar days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits (as a result of a repurchase) restricted stock with respect to which an election under Section 83(b) of the Internal Revenue Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). We generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.

Other Awards.  In addition to the awards described above, the 2004 Plan authorizes certain other types of awards that may include payments in cash, our common stock or a combination of cash and our common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2004 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and we will be entitled to a deduction equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that, at the time of receipt by a participant, is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Internal Revenue Code generally will be taxed under the rules applicable to restricted stock as described above.

Withholding.  In the event that an optionee or other recipient of an award under the 2004 Plan is our employee, we generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2004 Plan.

Certain Additional Rules Applicable to Awards.  The terms of awards granted under the 2004 Plan may provide for accelerated vesting in connection with a change in control. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment.

We generally are entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, our deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to our Chief Executive Officer and each of our other four most highly compensated officers may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the 2004 Plan may be included in the compensation subject to such deduction limitation.

The 2004 Plan Benefits.  Each of our current directors, executive officers and employees is eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the 2004 Plan. On the dates of future annual meetings, each continuing and re-elected non-employee director will automatically receive an additional Non-Employee Directors’ Option to purchase up to 10,000 shares of our common stock. This would equal a total of 80,000 options to our current non-employee directors annually. Other than automatic option awards to non-employee directors, the compensation committee has the discretion to determine which eligible persons will receive Incentive Awards under the 2004 Plan. Therefore other than the automatic grants discussed above, total future awards to directors, executive officers and other employees are not determinable.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 2. Proxies solicited by the Board will be voted for Proposal 2, unless you specify otherwise in your proxy. Our Board recommends that you vote FOR Proposal 2.

PROPOSAL 3

AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

The maximum number of shares of our common stock that may be issued pursuant to purchases made under the 1995 Plan is currently 700,000 shares. As of March 28, 2008, 529,086 shares have been issued under the 1995 Plan and 170,914 shares remain available for future issuance. We use the 1995 Plan to facilitate the development of equity ownership by our employees, which we believe more effectively aligns the interests of our employees with those of our stockholders. Subject to stockholder approval, the Board has authorized an increase in the number of shares available for issuance pursuant to purchases made under the 1995 Plan from 700,000 to 850,000.

Summary of the 1995 Plan

The following is a summary of the principal features of the 1995 Plan. The summary is qualified in its entirety by the terms of the 1995 Plan, a copy of which, as it is proposed to be amended, is attached hereto as Appendix B and is incorporated by reference herein.

Purpose and Eligibility.  The purpose of the 1995 Plan is to maintain competitive equity compensation programs and to provide our employees with an opportunity and incentive to acquire a proprietary interest in us through the purchase of common stock, thereby more closely aligning the interests of our employees and stockholders. The 1995 Plan, including the right of participants to make purchases of our common stock thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Subject to certain limitations imposed by Section 423 of the Internal Revenue Code, any employee or, in the discretion of the 1995 Plan’s administrator, any employee of a subsidiary, whose customary employment is for more than five months per calendar year and for more than 20 hours per week is eligible to participate in the 1995 Plan (each, an “Eligible Employee”).

As of March 28, 2008, there were 90 Eligible Employees, including six executive officers. Additional employees may become eligible to participate in the 1995 Plan on a quarterly basis. Participation in the 1995 Plan is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions to be allocated to the purchase of common stock under the 1995 Plan. Accordingly, future purchases by executive officers and other employees under the 1995 Plan are not determinable.

Offering Dates and Grants of Options.  The 1995 Plan is implemented by a series of consecutive and overlapping “Offering Periods” commencing on each January 1, April 1, July 1 and October 1 during the term of the 1995 Plan. Offering Periods generally last for 24 months each, provided that the administrator of the 1995 Plan may alter the duration of the Offering Periods without stockholder approval if the change is announced at least 15 days before the commencement of the first Offering Period to be affected. The first day of each Offering Period is referred to as an “Enrollment Date.” Each Offering Period is generally composed of eight three-month “Purchase

Periods.” The last day of each Purchase Period, i.e., each March 31, June 30, September 30 and December 31, is referred to as an “Exercise Date” under the 1995 Plan.

Eligible Employees desiring to participate in the 1995 Plan may enroll in an Offering Period by submitting a subscription agreement to us at least five business days prior to the Enrollment Date for that Offering Period. The subscription agreement specifies a whole number percentage from 1% to 10% of the Eligible Employee’s base salary or hourly compensation and any cash bonus to be deducted from the Eligible Employee’s paychecks during the Offering Period and applied to the purchase of common stock under the 1995 Plan. The Eligible Employee then receives an “Option” to purchase on each Exercise Date during the Offering Period up to that number of shares of common stock determined by dividing $6,250 by the fair market value of a share of common stock on the Enrollment Date (the “Periodic Exercise Limit”).

Notwithstanding the foregoing, no participant may receive an Option (a) if immediately after such grant, the participant would own stock and/or outstanding options to purchase stock amounting to five percent or more of the total combined voting power of all classes of our stock or of any subsidiary or (b) which permits the participant’s rights to purchase stock under all of our employee stock purchase plans and any of our subsidiaries to accrue at a rate in excess of $25,000 worth of stock (determined at the fair market value of the stock at the time such Option is granted) in any calendar year. Eligible Employees may participate in only one Offering Period at a time. A participant’s subscription agreement remains in effect for successive Offering Periods unless the participant withdraws as described below.

Payroll Deductions, Exercise and Purchase Price.  During the Offering Period, we deduct from a participant’s paychecks the amount specified in the participant’s subscription agreement, and such deducted amounts are credited to a “Plan Account” that we maintain for the participant. A participant may increase or decrease (subject to such limits as the administrator may impose) the rate of his or her payroll deductions during any Purchase Period by providing us with a new subscription agreement authorizing such a change in the payroll deduction rate. A participant may not make additional payments into his or her Plan Account. No interest accrues on payroll deductions under the 1995 Plan, and we may use all payroll deductions for any corporate purpose with no obligation to segregate such amounts.

Unless a participant withdraws from the Offering Period as described below, such participant’s Option will be exercised automatically on each Exercise Date of the Offering Period to purchase the maximum number of shares of common stock that can be purchased at the applicable Purchase Price (defined below) with the payroll deductions accumulated in the participant’s Plan Account and not yet applied to the purchase of shares under the 1995 Plan, subject to the Periodic Exercise Limit. If, due to the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the 1995 Plan, such cash will be promptly returned to the participant.

The “Purchase Price” of the Option on each Exercise Date is an amount equal to 85% of the fair market value of a share of our common stock as of the close of business on the Exercise Date or as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower. If the fair market value of the common stock as of the close of business on any Exercise Date is lower than the fair market value of the common stock as of the open of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

Withdrawal; Termination of Employment.  A participant may withdraw from an Offering Period by giving written notice to us at least five business days before the next Exercise Date. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the 1995 Plan will be paid to such participant. On the effective date of such withdrawal, the participant’s Option for the Offering Period will be automatically terminated and no further payroll deductions for the purchase of shares will be made unless the participant delivers to us a new subscription agreement with respect to a subsequent Offering Period.

Promptly after a participant ceases to be an Eligible Employee for any reason, the payroll deductions credited to the participant’s Plan Account and not yet applied to the purchase of shares under the 1995 Plan will be returned to the participant or, in the case of his or her death, to the participant’s designated beneficiary.

Administration, Amendment and Termination of Plan.  The 1995 Plan will be administered by the compensation committee of the Board, which has the authority to interpret the 1995 Plan, prescribe rules and regulations and make all other determinations necessary or advisable for the administration of the 1995 Plan. The compensation committee is entitled to amend the 1995 Plan to the extent necessary to comply with and qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 423 of the Internal Revenue Code, change the Purchase Periods and Offering Periods, limit the frequency and number of changes in payroll deductions during Purchase Periods and Offering Periods, and establish such other limitations or procedures as the compensation committee determines in its sole discretion to be advisable and which are consistent with the 1995 Plan.

The compensation committee may, at any time and for any reason, terminate or amend the 1995 Plan. To the extent necessary to comply with or qualify under Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code, such amendments will be subject to stockholder approval. The 1995 Plan will remain in effect until the earlier of the 20th anniversary of the adoption of the 1995 Plan or its termination in accordance with the terms of the 1995 Plan.

The compensation committee will consist of three or more members of our Board, each of whom shall be disinterested within the meaning of Rule 16b-3; provided, however, that the number of members of the compensation committee may be reduced or increased from time to time by our Board to the number required or allowed by Rule 16b-3. Our Board may from time to time in its discretion exercise any responsibilities or authority allocated to the compensation committee under the 1995 Plan.

Capital Changes.  Subject to any required action by our stockholders, the number of shares subject to outstanding Options and the number of shares remaining available under the 1995 Plan, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, will be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, exchange or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us. The compensation committee may, if it so determines in the exercise of its sole discretion, adjust the number of shares subject to outstanding Options and the number of shares remaining available under the 1995 Plan, as well as the Purchase Price, Periodic Exercise Limit and other characteristics of the Options, in the event we effect one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of our outstanding common stock.

In the event we propose to dissolve or liquidate, unless otherwise provided by the administrator, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, and all Plan Account balances will be paid to participants as appropriate and consistent with applicable law.

In the event we propose to sell all or substantially all of our assets, or merge or enter into another business with or into another entity, each Option will be assumed or an equivalent option will be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date, in which case each participant’s Option will be exercised automatically on the new Exercise Date unless, at least two business days prior to such date the participant has withdrawn from the Offering Period. An Option will be deemed to be assumed if the Option confers the right to purchase, for each share of stock subject to the Option, the consideration received by holders of common stock for each share of common stock held on the effective date of the transaction.

Nontransferability, Compliance With Law, Withholding.  Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the 1995 Plan nor any Option itself may be assigned or otherwise transferred or disposed of by the participant in any way other than by will or the laws of descent and distribution. The compensation committee may treat any prohibited assignment or transfer as an election to withdraw from an Offering Period. Options may be exercised during a participant’s lifetime only by the participant.

Shares of our common stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, including securities laws and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the exercise of an Option, we may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, and shares issued under the 1995 Plan may be subject to such transfer restrictions and stop-transfer instructions as the compensation committee deems appropriate. At the time of each exercise of an Option, and at the time any common stock issued under the 1995 Plan to a participant is disposed of, the participant must adequately provide for our federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the common stock.

Securities Subject to the 1995 Plan.  If Proposal 3 is approved, the aggregate number of shares of our common stock that may be issued upon exercise of Options granted under the 1995 Plan will be 850,000. Shares of common stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the 1995 Plan.

Federal Income Tax Consequences

The following summary of certain federal income tax consequences to the participant and us with respect to the grant and exercise of rights to purchase shares of our common stock under the 1995 Plan does not purport to be a complete statement of the law in this area and reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not address the tax consequences under foreign, state and local, estate and gift tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact income tax treatment of transactions under the 1995 Plan will depend upon the specific circumstances of the participant, and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options and the disposition of any acquired shares.

The 1995 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. If certain employment requirements are satisfied, an employee who is granted a right, or “option,” to purchase stock under a plan meeting the requirements of Internal Revenue Code Section 423 will not be subject to federal income tax, and we will not be entitled to any deduction, on either the grant or the exercise of such right.

If shares acquired under the 1995 Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least twelve (12) months. No deduction is allowed to the company.

If shares acquired under the 1995 Plan are sold within two (2) years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the company.

The 1995 Plan Benefits.  The benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1995 Plan are not determinable.

Vote Required and Recommendation of the Board

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 3. Proxies solicited by the Board will be voted for Proposal 3, unless you specify otherwise in your proxy. Our Board recommends that you vote FOR Proposal 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Ernst & Young LLP has served as our independent registered public accounting firm since our incorporation in 1989. Representatives of Ernst & Young LLP are expected to be at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the audit committee is seeking ratification of its selection of Ernst & Young LLP as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the audit committee will reconsider its selection of Ernst & Young LLP and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the audit committee may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting, at which a quorum is present, is required to approve Proposal 4. Proxies solicited by the Board will be voted for Proposal 4, unless you specify otherwise in your proxy. Our Board recommends that you vote FOR Proposal 4.

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees agreed to by the Company for the annual and statutory audits for fiscal years ended December 31, 2006 and 2007, and all other fees paid by us during 2006 and 2007 to Ernst & Young LLP:

	2006	2007

Audit Fees	$215,629	$272,386
Audit Related Fees	—	—
Tax Fees	26,206	21,800
All Other Fees	—	—

Total	$241,835	$294,186

Audit Fees.  The fees identified under this caption were for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and internal control over financial reporting and for the review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified. Audit fees in 2006 and 2007 include an aggregate of $7,000 and $55,493, respectively, in fees paid in connection with our filing of registration statements on Form S-8 and Form S-3.

Tax Fees.  Tax fees consist principally of assistance related to tax compliance and reporting.

Pre-approval Policy.  Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in 2006 and 2007 were pre-approved by the audit committee.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and their ages as of March 28, 2008 are set forth below.

Name	Age	Title

Deirdre Y. Gillespie, M.D.	51	President, Chief Executive Officer and Assistant Secretary
Niv E. Caviar	40	Executive Vice President, Chief Business & Financial Officer
Michael J.B. Tansey, M.D., Ph.D.	59	Executive Vice President and Chief Medical Officer
Josefina T. Elchico	61	Vice President of Quality Operations
Luke Seikkula	44	Vice President of Manufacturing
Gail A. Sloan, CPA	45	Vice President of Finance and Secretary

The biographies of our executive officers, other than Dr. Gillespie, whose biography is set forth above, appear below.

Niv E. Caviar, Executive Vice President, Chief Business Officer and Chief Financial Officer, joined us in May 2007. Prior to joining us, from 2006 to 2007, Mr. Caviar served as Vice President and Head of Marketing for the medical dermatology business of Allergan, Inc. (NYSE: AGN), a publicly held global, technology-driven multi-specialty health care company. He also served as the Vice President of Business Development from 2002 to 2005 at Allergan. From 2001 to 2002, he was Vice President of Business Development and Marketing at ItherX (formerly Immusol, Inc.), a privately held biopharmaceutical company. From 1999 to 2001, he served as Director of Corporate Development at Affymetrix, Inc. (NASDAQ: AFFX), a publicly held company that develops consumables and systems for genetic analysis in the life sciences and clinical healthcare markets. Mr. Caviar was also a management consultant for the Pharmaceutical and Health Care Strategy practice of Accenture, a privately held global management consulting, technology services and outsourcing company. Mr. Caviar currently serves on the board of Kalologie, a privately held aesthetics and dermatology company. Mr. Caviar received an M.B.A from Harvard Business School and a B.S. in Mechanical Engineering from the U.S. Air Force Academy.

Michael J.B. Tansey, M.D., Ph.D., Executive Vice President and Chief Medical Officer, joined us in 2006. Prior to joining us, from 2004 to 2006, Dr. Tansey served as a part-time Chief Medical Officer at Novacardia, Inc., a privately held cardiovascular drug development company. From 2000 to 2003, he served as Chief Medical Officer and Senior Vice President of Medical Development at Pharmacia Corporation, a drug development company that was acquired by Pfizer in 2003. After the acquisition of Pharmacia Corporation, Dr. Tansey founded Competitive Drug Development, LLC, a privately held consulting company. Dr. Tansey holds a B.Sc. in History and Medical Sciences from the University of St. Andrew, Scotland, an M.B., Ch.B. (equivalent to a US M.D.) from the University of Manchester, England, and an M.D. (equivalent to a US Ph.D.) from the University of Cape Town, South Africa. He is a member of the board of directors of invivodata Inc., a privately-held company.

Josefina T. Elchico, Vice President of Quality Operations, joined us in October 2004. Prior to joining us, from 2002 to 2004, Ms. Elchico was a consultant with Jeff Yuen and Associates, a privately held consulting firm, where she worked with biopharmaceutical companies in implementing quality systems worldwide, validating facilities, processes and systems, conducting audits, preparing for pre-approval inspections and supporting regulatory submissions. From 1996 to 2002, she was Vice President, Quality Assurance, and from 1991 to 1996 she was Director, Quality Assurance, for the BioPharmaceutical Division at Chiron Corporation (now part of Novartis), a publicly held company with businesses in biopharmaceuticals, vaccines and blood testing. From 1984 to 1991, Ms. Elchico advanced to Director of Quality Assurance at Cetus Corporation (now part of Chiron Corporation). From 1974 to 1984, she held various management positions at the Lancer Division of Sherwood Medical, a subsidiary of American Home Products, a publicly held manufacturer and marketer of health care and food products (now part of Wyeth). Ms. Elchico received her B.S. in Medical Technology from the University of San Agustin, Philippines and completed an internship in medical technology at St. Peter’s General Hospital in New Brunswick, New Jersey. She is a licensed Medical Technologist and a member of the Parenteral Drug Association and the American Society for Clinical Pathologists.

Luke Seikkula, Vice President of Manufacturing, joined us in 2001 as Manager of Materials Management, was promoted to Senior Manager of Materials Management in 2002, to Director of Materials Management in 2005, to Senior Director of Manufacturing in 2006 and to Vice President of Manufacturing in 2007. Prior to joining the Company, from 1991 to 2001, Mr. Seikkula held positions within Abbott Laboratories (NYSE: ABT), Hospital Products Division (now Hospira), a publicly held specialty pharmaceutical and medical delivery company, including Materials Manager of Abbott Ambulatory Infusion Systems. From 1987 to 1991, Mr. Seikkula held various positions of increasing responsibility in the finance organization with Unisys Corporation (NYSE: UIS), a publicly held technology services and solutions company. Mr. Seikkula holds a B.S. from Winona State University, and an M.B.A. from San Diego State University.

Gail A. Sloan, CPA, Vice President of Finance and Secretary, joined us in 1996 as Assistant Controller, was promoted to Controller in 1997, to Senior Director of Finance in 2002 and to Vice President of Finance in 2004. She was appointed Secretary in 1999. Prior to joining us, from 1993 to 1996, Ms. Sloan served as Assistant Controller at Affymax Research Institute (NASDAQ: AFFY), a publicly held drug-discovery research company and formerly a part of the Glaxo Wellcome Group. From 1985 to 1993, she progressed to the position of Audit Manager with Ernst & Young LLP. Ms. Sloan holds a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo and is a Certified Public Accountant.

BOARD COMMITTEES, MEETINGS AND RELATED MATTERS

During our fiscal year ended December 31, 2007, our Board met nine times, five of which meetings were telephonic. Each director attended 75% or more of the aggregate number of Board meetings and the meetings of the various committees on which the directors serve.

Director Independence

Our Board has determined that each of Doctors Adams, Fildes, Smith, Topper and Young, and Messrs. Martin, Naini and Sutter are “independent” within the meaning of Nasdaq Marketplace Rules 4350(c) and 4200(a)(15) as adopted by the Nasdaq Stock Market, Inc. (“Nasdaq”). Dr. Gillespie was not deemed to be “independent” because she is our President and Chief Executive Officer.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee; a compensation committee; and a corporate governance and nominating committee. As discussed above, all committee members have been determined by our Board to be “independent.” The committees operate under written charters that are available for viewing on our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance.”

Audit Committee.  It is the responsibility of the audit committee to oversee our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the audit committee include: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The audit committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to all of our employees and to the independent auditor. The audit committee also has the ability to retain, at our expense and without further approval of the Board, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The audit committee met 12 times during 2007, and otherwise accomplished its business without formal meetings. The members of the audit committee are Mr. Martin, Dr. Fildes and Dr. Smith. Mr. Martin currently serves as the chairman of the audit committee. Our Board has determined that each of Dr. Fildes, Mr. Martin and Dr. Smith is “independent” within the meaning of the enhanced independence standards contained in Nasdaq Marketplace Rule 4350(d) and Rule 10A-3 under the Exchange Act that relate specifically to members of audit committees.

Our Board has also determined that Dr. Smith has sufficient relevant attributes to be deemed the audit committee’s “audit committee financial expert” as defined in Item 407 of Regulation S-K. The “Report of the Audit Committee” is included in this proxy statement beginning at page 18.

Compensation Committee.  It is the responsibility of the compensation committee to assist the Board in discharging the board of director’s responsibilities regarding the compensation of our employees and directors. The specific duties of the compensation committee include: making recommendations to the Board regarding the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; recommending compensation levels to the Board based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board regarding our overall compensation structure, policies and programs; and reviewing the

Company’s compensation disclosures. Additional information regarding the processes and procedures of the compensation committee is provided in the “Compensation Discussion and Analysis” beginning at page 19.

The compensation committee met six times during 2007, and otherwise accomplished its business without formal meetings. The members of the compensation committee are Doctors Fildes, Adams and Topper, and Mr. Martin. Dr. Fildes currently serves as the chairman of the compensation committee. The “Compensation Committee Report” is included in this proxy statement beginning at page 23.

Corporate Governance and Nominating Committee.  It is the responsibility of the corporate governance and nominating committee to assist the Board: to identify qualified individuals to become board members; to determine the composition of the Board and its committees; and to monitor and assess the effectiveness of the Board and its committees. The specific duties of the corporate governance and nominating committee include: identifying, screening and recommending to the Board candidates for election to the board; reviewing director candidates recommended by our stockholders; assisting in attracting qualified director candidates to serve on the board; monitoring the independence of current directors and nominees; and monitoring and assessing the relationship between the Board and our management with respect to the board’s ability to function independently of management.

The corporate governance and nominating committee met three times during the course of board meetings in 2007, and otherwise accomplished its business without formal meetings. The members of the corporate governance and nominating committee are Dr. Young, and Messrs. Sutter and Naini. Mr. Sutter currently serves as the chairman of the corporate governance and nominating committee.

Meetings of Non-Management Directors.  The non-management members of the Board regularly meet without any members of management present during regularly scheduled executive sessions of meetings of the Board.

Corporate Governance Guidelines and Committee Charters

We have adopted a set of Corporate Governance Guidelines that describe a number of our corporate governance practices. Each of the Audit, Compensation and Corporate Governance and Nominating Committees has a charter, which are also available on our website. The Corporate Governance Guidelines and committee charters are available for viewing on our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance.”

Our Corporate Governance Guidelines provide that the independent directors may appoint a “Lead Independent Director.” Mr. Martin served as our Lead Independent Director through March 15, 2006, at which time the Board separated the positions of Chairman and Chief Executive Officer and appointed Craig R. Smith, M.D., a current independent director, to serve as the Chairman. As Chairman, Dr. Smith assumed the responsibilities carried out by the Lead Independent Director. In light of the appointment of an independent Chairman, the position of Lead Independent Director has been suspended.

Our Corporate Governance Guidelines provide that any non-employee director must retire from the board at the end of the calendar year in which they turn 70, unless the board, in its discretion, approves continued service.

Code of Conduct

We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our Board has reviewed and approved this code. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including, when appropriate, through the use of an anonymous toll-free hotline and/or a website. Our code of conduct is available for viewing on our website at www.ljpc.com, then “Investor Relations,” then “Corporate Governance,” then “Code of Conduct.” If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.

Communications With the Board of Directors

Our stockholders may communicate with our Board, a committee of our Board or a director by sending a letter addressed to the board, a committee or a director to: c/o Corporate Secretary, La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121. All communications will be compiled by our Corporate Secretary and forwarded to the board, the committee or the director accordingly.

Director Nominations

The corporate governance and nominating committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the committee through current directors, professional search firms, stockholders or other persons. Once the committee has identified a prospective nominee, the committee will evaluate the prospective nominee in the context of the then current constitution of the Board and will consider a variety of other factors, including the prospective nominee’s business, technology, finance and financial reporting experience, and attributes that would be expected to contribute to an effective Board. The committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. The committee does not evaluate stockholder nominees differently than any other nominee.

Pursuant to procedures set forth in our bylaws, our corporate governance and nominating committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below on page 33 under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading “Stockholder Proposals” beginning on page 33 and are detailed in our bylaws, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000. A copy of our bylaws will be provided upon written request to our Corporate Secretary.

Director Attendance at Annual Meetings

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meeting. The 2007 annual meeting of stockholders was attended by seven of our then incumbent directors.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not merely the acceptability, of our accounting principles and such other matters as are required to be discussed under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditor the auditor’s independence, including Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), from us and our management, including the matters in the written disclosures received by us required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The audit committee discussed with our independent auditor the overall scope and plan for its audit. The audit committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting. The audit committee held twelve meetings during fiscal year 2007.

Based upon the reviews and discussions referred to above, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the audit committee:

Stephen M. Martin, Chairman
Robert A. Fildes, Ph.D.
Craig R. Smith, M.D.

Interest of Certain Persons in Matters to be Acted Upon

Under the 2004 Plan

Each of our current directors, executive officers and employees is eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the 2004 Plan (“Incentive Awards”). On the dates of future annual meetings, each continuing and re-elected non-employee director will automatically receive an additional Non-Employee Director’s Option to purchase up to 10,000 shares of our common stock. Other than automatic option awards to non-employee directors, the compensation committee has the discretion to determine which eligible persons will receive Incentive Awards under the 2004 Plan. Therefore, total future awards to directors, executive officers and other employees are not determinable.

Under the 1995 Plan

Each of our current executive officers identified in this proxy statement qualifies for participation under the 1995 Plan and thus is eligible to annually purchase up to $25,000 worth of our common stock each calendar year under the 1995 Plan at a discount to the applicable market price. If Proposal 3 is approved, 150,000 additional shares of our common stock will be available for sale under the 1995 Plan. Participation in the 1995 Plan is voluntary and depends upon each Eligible Employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other Eligible Employees under the 1995 Plan are not determinable.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview.  The following Compensation Discussion and Analysis describes the material elements of compensation for our executives identified in the Summary Compensation Table (“Named Executive Officers”). The compensation committee of the Board (the “Committee”) assists the Board in discharging the Board’s responsibilities regarding compensation of our executives, including the Named Executive Officers. In particular, the Committee makes recommendations to the Board regarding the corporate goals and objectives relevant to executive compensation, evaluates executives’ performance in light of such goals and objectives, and recommends the executives’ compensation levels to the Board based on such evaluations. The Committee’s recommendations relating to compensation matters are subject to approval by the Board.

Compensation Philosophy and Objectives.  We believe that an effective executive compensation program is one that is designed to reward the achievement of specific annual and long-term strategic business goals established by the Company, which align our executives’ interests with those of our stockholders, with the ultimate objective of improving stockholder value. Our executive compensation program is designed to motivate and reward executives for achieving the business goals set by the Company, attract and retain highly qualified individuals with the skills and experience necessary for us to achieve these business goals, and to reward over time those individuals that consistently perform or exceed the performance levels expected of them. Our program is also designed to reinforce a sense of ownership and overall entrepreneurial spirit, to encourage individual excellence, effective collaboration, teamwork and the willingness to take prudent risk, and to link rewards to measurable corporate and individual performance goals.

Based on the foregoing objectives, executive compensation is based on two primary components — base salary and incentive compensation. In addition, our executives receive benefits that are generally available to all of our employees. Our compensation setting process consists of establishing a targeted overall compensation for each executive and then allocating that compensation between base salary and incentive compensation (annual performance-based cash bonuses and equity incentive awards), based appropriately on publicly available industry and salary survey data for public companies of a similar size, market cap and clinical development stage (the “Comparator Group”). In allocating compensation among these elements, we believe that the compensation of those executives who have the greatest ability to influence the Company’s performance and who are more accountable for the strategic and tactical decisions of the Company should be significantly performance-based, while executives having less influence on the direction, performance and strategic and tactical decisions of the Company should receive a greater portion of their compensation in base salary. As such, the mix of base salary and incentive compensation varies depending upon the individual’s level within the Company, with base salaries ranging from $190,000 to $390,000 and annual performance-based cash bonus awards ranging from 30% to 50% of base salaries for the Named Executive Officers. Equity awards are based on an evaluation of publicly available industry data for similar roles at organizations in the Comparator Group, and beginning in 2007, the Committee approved target option grants of up to 25,000 options for vice presidents, up to 75,000 options for executive vice presidents and up to 150,000 options for the Chief Executive Officer (“CEO”), based on the executive’s personal performance. We believe this compensation structure is consistent with our overall compensation philosophy as described above.

Executive Compensation Components

The principal components of compensation for the Named Executive Officers are:

•	base salary

•	annual performance-based cash bonus awards

•	equity incentive compensation

•	other compensation

•	benefits

Base Salary.  Executive base salaries are based on job responsibilities, accountability, and the experience of the individual. In general, the Committee targets base salaries for executives, including the CEO, at or near the 50th percentile of salaries of executives with similar roles at organizations in the Comparator Group.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided by publicly available industry surveys and/or outside consultants to ensure competitive compensation;

•	compensation data for companies of a similar size, market cap and clinical development stage;

•	individual performance of the executive for the prior year; and

•	internal review of the executive’s compensation relative to other executives to ensure internal equity.

Salary levels are typically considered annually as part of our performance review process as well as upon promotion or other change in job responsibilities. Merit increases are awarded based on an executive’s performance of his or her job responsibilities and the achievement of objectives in the prior year. Merit increases awarded to executives in 2007 for their 2006 performance ranged from 3% to 4%. In addition, base salaries are reviewed annually to assure comparability with similar companies. Market adjustments are reserved for those whose base salaries are substantially below market. A market adjustment of 3% was awarded to one selected Named Executive Officer in 2007.

The Committee established the base salary of our Executive Vice President, Chief Business Officer and Chief Financial Officer, Niv E. Caviar, who was hired in May 2007, after examining the market data for similar positions at comparable biotechnology companies and reviewing his compensation history.

Annual Performance-Based Cash Bonus Awards.  Annual performance-based cash bonuses are based upon both corporate and individual performance. The target bonus includes various incentive levels based on the executive’s accountability and impact on the Company’s performance. Accordingly, the more control and accountability that an executive has over the Company’s performance, the greater the percentage of that executive’s total compensation is dependent on annual performance-based cash bonus awards. The maximum bonus payouts are as follows: up to 50% of the base salary for the CEO, up to 40% of the base salary for the Executive Vice President and Chief Medical Officer, up to 35% for the Executive Vice President, Chief Business and Chief Financial Officer, and up to 30% of the base salary for the other Named Executive Officers. In determining the annual performance-based cash bonus awards for executives, the executive’s annual base salary is multiplied by his/her target bonus percentage. The resulting amount is then multiplied by the corporate performance percentage, which is dependent on the achievement of corporate performance goals, as well as the executive’s individual performance percentage, which is dependent on the achievement of the executive’s individual goals.

In 2007, the Committee approved the 2007 Corporate Performance Goals (the “2007 Goals”), which included meeting patient enrollment milestones for our Phase 3 clinical trial of Riquent, other significant operational objectives related to the manufacturing of Riquent and the establishment of future collaborative arrangements and the completion of financings.

Upon completion of the 2007 fiscal year, the Committee assessed, and the Board approved the Committee’s assessment of, the Company’s performance against the achievement of the corporate performance goals and determined the corporate performance factor for the bonus. The Committee then assessed the CEO’s individual accomplishments as well as the individual accomplishments for each executive as recommended by the CEO and approved the individual performance factor for each executive.

Performance-based bonus payouts made to Named Executive Officers in March 2008 for performance in 2007 are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

The Board expects to approve the Corporate Performance Goals for fiscal year 2008 (the “2008 Goals”) in May 2008. The Board strives to establish Company-wide performance goals that it believes will be challenging for our named executive officers to achieve. As discussed earlier, the 2008 performance-based cash bonus payouts will also depend upon the attainment of individual performance goals.

Equity Compensation.  The executive equity incentive compensation program is designed to promote high performance and achievement of corporate goals by employees on a long-term basis, encourage the growth of stockholder value and allow employees to participate in the long-term success of the Company. The Company currently has approximately 95 employees (including the current executive officers) and non-employee directors who are eligible to receive equity awards.

Under the 2004 Equity Incentive Plan, the Committee may grant stock options, restricted stock, stock appreciation rights and performance awards. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. The grant of options is unrelated to any anticipated major announcements made by the Company and is thus not influenced by any material, non-public information that may exist at the time of grant.

Beginning in fiscal 2007, stock option award levels are based on option grant guidelines approved by the Committee and vary among employees based on their positions within the Company and their individual performance. Annual awards of stock options to executives are made as part of the Committee’s review of executive performance, which typically occurs early in the year. Newly hired or promoted executives receive their award of stock options on their date of hire/promotion or at the next regularly scheduled Committee meeting following their hire or promotion date. Stock option awards to non-executive employees are approved by the CEO based on the option grant guidelines approved by the Committee and are granted on the date of hire, promotion or, in the case of annual performance awards, the date the Committee approves a pool of options to be granted to non-executive employees. The exercise price of stock options is set at the fair market value on the grant date using the closing market price on the date of grant. New hire stock option awards granted in 2007 vest with respect to 25% of the underlying shares on the one year anniversary from the date of grant and with respect to the remaining 75% of the underlying shares on a monthly pro rata basis over the next three years. Stock option awards granted in 2007 for promotions and as a part of the annual performance review process, vest monthly on a pro rata basis over 4 years. All stock option awards granted in 2007 expire ten years from the date of grant.

Because a financial gain from stock options is only possible if the price of the Company’s common stock has increased, the Company believes that option grants motivate our executives and other employees to deliver superior performance and focus on behaviors and initiatives that may lead to an increase in the price of the Company’s common stock, which benefits all of the Company’s stockholders.

The annual stock option awards for executive performance in fiscal 2006 were made on February 5, 2007. Stock option awards are included in the Option Awards column in the Summary Compensation Table. The annual stock option awards for executive performance in fiscal 2007 were made on February 21, 2008.

On May 10, 2007, as a new hire, Niv E. Caviar was granted 180,000 stock options, in accordance with his employment agreement. Also, in recognition for Dr. Michael J.B. Tansey’s current and future contribution to the clinical development of Riquent, the Board granted Dr. Tansey 50,000 stock options on May 23, 2007. Both of these stock option awards are included in the Option Awards column in the Summary Compensation Table.

Other Compensation.  In 2007, as a new hire, Niv E. Caviar was provided a relocation bonus of $35,000 to help defray his relocation costs. This amount is shown in the All Other Compensation column in the Summary Compensation Table.

Benefits.  The Named Executive Officers are eligible to participate in all of the Company’s health, welfare, paid time-off, retirement savings, and employee stock purchase benefit programs on the same terms as are available to other employees. These benefit programs are designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health, welfare and paid time-off benefits ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The retirement savings plan helps employees save and prepare financially for retirement. The Company’s 1995 Plan provides employees with an opportunity for increased equity ownership in the Company.

The Company’s retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all employees, including the Named Executive Officers, are able to contribute the lesser of 50% of their annual compensation (as defined) or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The Company does not match employee contributions or otherwise contribute to the 401(k) Plan.

The Company’s 1995 Plan allows employees, including the Named Executive Officers, to voluntarily purchase common stock under the 1995 Plan every three months (up to but not exceeding 10% of each employee’s base salary, or hourly compensation, and any cash bonus paid, subject to certain limitations) over the offering period at 85% of the fair market value of the common stock at specified dates. The offering period may not exceed 24 months.

The Company has not historically provided special benefits or perquisites to its executives and did not do so in 2007.

Employment and Separation Agreements.  The Company has entered into employment and separation agreements with certain key employees including the Named Executive Officers. These agreements are designed to promote stability and continuity of certain key employees. These agreements provide for severance benefits equal to one and one-half years of base salary in the case of our CEO and six months to one year of base salary in the case of our executive vice presidents and vice presidents. These agreements also provide for continued health and other insurance benefits for up to one year, as well as accelerated vesting of any outstanding equity. We believe that these severance benefits are equal to or above the general practice among comparable companies per market data and publicly available industry surveys. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Employment Agreements” on page 27.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.

Role of Executives in Compensation Decisions

The Committee establishes the CEO’s compensation level. The Committee reviews the performance and compensation of the CEO and, where it deems appropriate, engages outside human resource consulting firms. The CEO is not present for these discussions related to her compensation. For the remaining executives, the CEO and senior director of human resources make recommendations to the Committee, which the Committee takes into account when determining executive compensation. With respect to equity compensation awarded to non-executive employees, the Committee approves an option pool, generally based upon the recommendation of the CEO and in accordance with the Committee’s approved option grant guidelines, and has delegated individual option granting authority to the CEO.

Compensation Committee Report

The compensation committee of the Board has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed the CD&A with management. Based on its review and discussions with management, the compensation committee recommended to our Board that the CD&A be included in the Company’s Annual Report on Form 10-K for 2007 and the Company’s 2008 Proxy Statement. This report is provided by the following independent directors, who comprise the compensation committee:

Robert A. Fildes, Ph.D., Chairman
Thomas H. Adams, Ph.D.
Stephen M. Martin
James N. Topper, M.D., Ph.D.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Doctors Fildes, Adams and Topper, and Mr. Martin. There are no compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the compensation committee was a current or former officer or employee.

Review and Approval of Related Party Transactions

Pursuant to the charter of the audit committee of the Board, the audit committee will review all relationships, transactions and arrangements in which the Company and any director, nominee for director, greater than 5% beneficial holder of Company stock or any immediate family member of any of the foregoing are participants (“Interested Transactions”) to determine whether such persons have a direct or indirect material interest and whether to approve, disapprove or ratify an Interested Transaction. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. Our finance department assists in monitoring Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the audit committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar terms and conditions and the extent of the related person’s interest in the Interested Transaction. In addition, our written policy provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the audit committee.

Related Party Transactions

No director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of our outstanding capital stock, nor any immediate family member of the foregoing, had any material interest, direct or indirect, in any reportable transaction with us during the 2007 fiscal year, or since the commencement of the current fiscal year, or any reportable business relationship with us during such time, except that three of the Company’s largest stockholders, Essex Woodlands Health Ventures Fund VI, L.P., Frazier Healthcare V, LP and Alejandro Gonzalez, purchased shares of common stock during the Company’s 2007 underwritten public offering. These purchasers were pre-approved in accordance with the audit committee’s procedures.

Summary Compensation Table

								Non-Equity
								Incentive	All
Name and						Stock	Option	Plan	Other
Principal Position	Year	Salary ($)		Bonus ($)		Awards ($)(1)	Awards ($)(1)	Compensation ($)(2)	Compensation ($)	Total ($)

Deirdre Y. Gillespie, M.D.	2007	$387,115		$—		$—	$1,016,876	$73,125	$—	$1,477,116
President, Chief Executive	2006	292,789		50,000	(3)	—	727,872	131,250	61,770 (4)	1,263,681
Officer and Assistant Secretary
Niv E. Caviar	2007	171,346	(5)	—		—	131,504	23,461	35,000 (6)	361,311
Executive Vice President, Chief Business & Financial Officer
Michael Tansey, M.D., Ph.D.	2007	325,000		—		—	248,619	48,750	—	622,369
Executive Vice President	2006	95,733		—		—	62,111	22,484	—	180,328
and Chief Medical Officer
Gail A. Sloan	2007	187,505		—		—	332,201	21,375	—	541,081
Vice President of Finance	2006	177,023		44,256	(7)	—	313,259	37,175	—	571,713
and Secretary
Josefina T. Elchico	2007	206,895		—		—	254,617	31,209	—	492,721
Vice President of Quality	2006	202,000		50,500	(7)	—	202,128	31,815	—	486,443
Operations

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with SFAS 123(R) for awards and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 1 to our consolidated financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(2)	These amounts represent the 2007 and 2006 performance-based bonus awards, which were paid in fiscal year 2008 and 2007, respectively.

(3)	This amount represents a signing bonus paid to Dr. Gillespie in accordance with her employment agreement, effective March 15, 2006.

(4)	This amount represents relocation expenses paid to Dr. Gillespie in accordance with her employment agreement, effective March 15, 2006 including reimbursement for moving expenses of $34,416, closing costs on the sale of her former residence of $9,629 and temporary living expenses of $17,725.

(5)	On May 10, 2007, Mr. Caviar joined us as our Executive Vice President, Chief Business Officer and Chief Financial Officer. Pursuant to his employment agreement, Mr. Caviar’s base salary is $275,000 per year.

(6)	This amount represents a relocation bonus paid to Mr. Caviar in accordance with his employment agreement, effective May 10, 2007.

(7)	These amounts represent retention bonuses paid in accordance with the Retention Agreements dated as of October 6, 2005.

Grants of Plan-Based Awards Table — 2007

		All Other
		Option
		Awards:	Exercise or	Grant Date
		Number of	Base Price	Fair
		Securities	of Option	Value of Stock
	Grant	Underlying	Awards	and Option
Name	Date	Options (#)	($/Share)	Awards ($)

Deirdre Y. Gillespie	02/05/2007	150,000	$3.08	$415,155
Niv E. Caviar	05/10/2007	180,000	5.36	817,560
Michael J.B. Tansey	05/23/2007	50,000	5.47	230,810
Gail A. Sloan	02/05/2007	25,000	3.08	69,193
Josefina T. Elchico	02/05/2007	19,000	3.08	52,586

Outstanding Equity Awards at 2007 Fiscal Year End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date(1)

Deirdre Y. Gillespie	366,667	433,333	(2)	$5.26	03/15/2016
	31,250	118,750	(3)	3.08	02/05/2017
Niv E. Caviar	—	180,000	(5)	5.36	05/10/2017
Michael J.B. Tansey	53,361	59,639	(6)	3.61	07/17/2016
	29,000	58,000	(6)	3.23	12/04/2016
	7,292	42,708	(3)	5.47	05/23/2017
Gail A. Sloan	2,200	—		18.13	12/03/2008
	3,687	—		2.42	09/28/2009
	359	—		1.72	11/02/2009
	972	—		18.44	01/28/2010
	3,800	—		35.00	11/20/2010
	3,000	—		38.25	07/19/2011
	2,999	—		35.50	12/14/2011
	5,999	—		24.45	07/18/2012
	5,999	—		29.50	11/21/2012
	5,999	—		14.85	05/12/2013
	6,000	—		23.55	09/18/2013
	14,000	—		14.80	05/21/2014
	9,408	1,175	(4)	2.40	04/25/2015
	4,663	752	(4)	2.15	05/19/2015
	15,311	5,888	(4)	4.20	10/10/2015
	102,527	82,021	(4)	4.46	04/17/2016
	5,208	19,792	(3)	3.08	02/05/2017
Josefina T. Elchico	10,000	—		19.00	10/12/2014
	8,232	1,029	(4)	2.40	04/25/2015
	4,081	658	(4)	2.15	05/19/2015
	14,444	5,555	(4)	4.20	10/10/2015
	64,311	51,449	(4)	4.46	04/17/2016
	3,958	15,042	(3)	3.08	02/05/2017

(1)	All stock options expire ten years from the date of grant.

(2)	The stock options vest and become exercisable with respect to 200,000 of the underlying shares on the one- year anniversary from the date of grant. Thereafter, 1/36th of the remaining shares vest on a monthly basis over the next three years.

(3)	The stock options vest and become exercisable ratably on a monthly basis over four years from the date of grant.

(4)	The stock options vest and become exercisable ratably on a monthly basis over three years from the date of grant.

(5)	The stock options vest and become exercisable with respect to 25% of the underlying shares on the one- year anniversary from the date of grant and with respect to an additional 75% of the underlying shares ratably on a monthly basis over the next three years.

(6)	The stock options vest and become exercisable with respect to 33% of the underlying shares on the one-year anniversary from the date of grant and with respect to an additional 67% of the underlying shares ratably on a monthly basis over the next two years.

Option Exercises and Stock Vested in Fiscal Year 2007

No named executive officers exercised any options or had any restricted stock vest in fiscal year 2007.

Potential Payments Upon Termination or Change in Control

			Constructive
			Termination(1)
			or Voluntary
			Termination
			with Good		Change in
Name	Without Cause		Reason(2)		Control

Deirdre Y. Gillespie
severance(3)	$585,000		$585,000		$—
benefits(4)	4,967		4,967		—
stock options	49,875	(5)	49,875	(5)	99,750	(6)

	$639,842		$639,842		$99,750

Niv E. Caviar
severance(7)	$206,250		$206,250		$206,250
benefits(8)	12,659		12,659		12,659
stock options(9)	—		—		—

	$218,909		$218,909		$218,909

Michael J.B. Tansey
severance(7)	$243,750		$—		$243,750
benefits(8)	7,200		—		7,200
stock options(9)	58,508		—		58,508

	$309,458		$—		$309,458

Gail A. Sloan
severance(10)	$190,000		$—		$190,000
benefits(11)	4,459		—		4,459
stock options(9)	19,742		—		19,742

	$214,201		$—		$214,201

Josefina T. Elchico
severance(10)	$208,060		$—		$208,060
benefits(11)	11,834		—		11,834
stock options(9)	15,364		—		15,364

	$235,258		$—		$235,258

(1)	Per the Agreement, constructive termination shall mean: (i) a material reduction in the Chief Executive Officer’s (the “CEO”) duties as an officer of us or a reduction in the CEO’s title; (ii) a relocation of the CEO’s office to a location outside of San Diego County, California; (iii) any material breach by us of our obligations under the Agreement; or (iv) any failure by us to obtain the assumption of this Agreement by any successor or assign of us.

(2)	Per the employment agreement, voluntary termination with good reason shall mean: (a) Company’s material breach of his employment agreement; (b) Mr. Caviar’s position or job duties are modified such that his duties are no longer consistent with the position of Chief Business Officer/Chief Financial Officer or Chief Business Officer/Senior Commercial Executive or Senior Commercial Executive; (c) Mr. Caviar’s position is modified such that his duties are no longer consistent with an Executive Vice President level; or (d) Mr. Caviar no longer reports to the CEO.

(3)	Severance is equal to one and a half years of employee’s annual base salary at December 31, 2007.

(4)	Benefits include 12 months of medical coverage for the employee and her dependents.

(5)	Per the Chief Executive Officer Employment Agreement (the “CEO Agreement”), one-half of all unvested stock options will immediately vest and become exercisable, the other one-half of the unvested stock options will immediately terminate and become unexercisable, and all vested stock options shall expire on the two year anniversary of the termination date.

(6)	Per the CEO Agreement, all unvested stock options shall immediately vest and become exercisable upon a change in control as an incentive to create maximum stockholder value in such situations.

(7)	Severance is equal to nine months of employee’s annual base salary at December 31, 2007.

(8)	Benefits include nine months of medical and dental coverage for the employee and his/her dependents.

(9)	The potential payments for stock options represents the value of in-the-money unvested options that would have accelerated if the Named Executive Officer was terminated on December 31, 2007 based on the difference between the closing price of our common stock of $3.92 on December 31, 2007 and the exercise price of the respective options.

(10)	Severance is equal to one year of employee’s annual base salary at December 31, 2007

(11)	Benefits include 12 months of medical and dental coverage for the employee and his/her dependents.

Employment Agreements

Deirdre Y. Gillespie, M.D.  Dr. Gillespie’s employment agreement provides for: (i) an annual base salary of $375,000; (ii) a signing bonus of $50,000; (iii) a non-guaranteed annual bonus with a target amount equal to 40% of her annual base salary (the exact amount to be determined each year based on Dr. Gillespie’s and the Company’s performance with respect to performance objectives established by the compensation committee); (iv) a grant of options to purchase 800,000 shares of common stock of the Company, with 200,000 of the options vesting on the first anniversary of the date of the agreement and 1/36th of the remaining 600,000 options vesting each month thereafter; and (v) a lump sum severance payment in qualifying circumstances equal to one and one half times her annual base salary. This agreement contains non-competition and non-interference provisions; and all post-employment benefits are in exchange for a release agreement. In addition, if Dr. Gillespie is terminated without cause or resigns due to a constructive termination, she is entitled to receive a lump sum severance payment equal to one and a half times her then current annual base salary. Furthermore, Dr. Gillespie will receive up to 12 months of medical insurance coverage for Dr. Gillespie and/or her dependents. If (i) the Company terminates Dr. Gillespie for cause, all options held by her, whether or not vested, will immediately terminate and become unexercisable (ii) Dr. Gillespie voluntary resigns, all unvested options held by her will immediately terminate and become unexercisable and all vested options will remain exercisable until three months after the date of termination in the case of incentive stock options or six months in the case of non-qualified stock options, (iii) Dr. Gillespie’s employment ceases as a result of death or disability, then all unvested options held by her will immediately terminate and become unexercisable and all vested options will remain exercisable until the one year anniversary of the date of cessation of service; (iv) the Company terminates her employment without cause or if she terminates her employment due to a constructive termination, then: (a) one-half of all of her then unvested options will immediately vest and become exercisable; (b) the other one-half of her then unvested options will immediately terminate and become unexercisable; and (c) all vested options (including those which vested pursuant to clause (a) shall expire on the two year anniversary of the termination date; (v) Dr. Gillespie’s position is reduced such that she no longer serves as CEO of the company on or within 360 days after the consummation of a change in control, then all of her unvested options shall immediately vest and become exercisable; and (vi) notwithstanding the foregoing, in no event shall any option be exercisable after the date of expiration set forth in the Plan.

Niv E. Caviar.  Mr. Caviar’s employment agreement entitles him to receive severance pay in the event of his involuntary termination without cause, voluntary termination with good reason or in connection with a change in control. The severance amount is equal to nine months of pay at his then current base salary, payable in installments in accordance with the Company’s normal payroll schedule, and group health care coverage for nine months following his termination for Mr. Caviar and/or his dependents. His employment will be deemed to be terminated in connection with a change in control, if within twelve months of the date of the change in control his employment is terminated by the Company without cause. His employment will be deemed to be terminated for good reason in any of the following circumstance: (a) the Company’s material breach of his employment agreement; (b) Mr. Caviar’s position or job duties are modified such that his duties are no longer consistent with the position of Chief Business Officer/Chief Financial Officer or Chief Business Officer/Senior Commercial Executive or Senior Commercial Executive; (c) Mr. Caviar’s position is modified such that his duties are no longer consistent with an Executive Vice

President level; or (d) Mr. Caviar no longer reports to the CEO. In addition, all employee stock options held as of the date of termination shall immediately vest and become exercisable.

Michael J.B. Tansey.  Dr. Tansey’s employment agreement entitles him to receive a lump sum severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control. The severance amount is equal to nine months of pay at his then current base salary and $800 for each month during the nine month severance period to compensate him for his supplemental medical coverage. His employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) his employment is terminated; (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as an executive vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) he resigns because he is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Dr. Tansey prior to his termination date will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

Gail A. Sloan Ms. Sloan’s employment agreement entitles her to receive a lump sum severance payment in the event of her involuntary termination without cause or if her employment is terminated in connection with a change in control. The severance amount is equal to one year of pay at her then current base salary and twelve full calendar months of medical and dental coverage for Ms. Sloan and/or her dependents. Her employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) her employment is terminated; (ii) her position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and she is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) she resigns because she is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Ms. Sloan prior to her termination date will automatically vest and become fully exercisable as of her termination date if her termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from her termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

Josefina T. Elchico.  Ms. Elchico’s employment agreement entitles her to receive a lump sum severance payment in the event of her involuntary termination without cause or if her employment is terminated in connection with a change in control. The severance amount is equal to one year of pay at her then current base salary and twelve full calendar months of medical and dental coverage for Ms. Elchico and/or her dependants. Her employment will be deemed to be terminated in connection with a change in control if, within 180 days of the date of the change in control: (i) her employment is terminated; (ii) her position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and she is not offered a replacement position with us or our successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control; or (iii) she resigns because she is required to be employed more than 50 miles from our current headquarters. Also, all employee stock options granted to Ms. Elchico prior to her termination date will automatically vest and become fully exercisable as of her termination date if her termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from her termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

Director Compensation Table — 2007

	Fees Earned or	Stock	Option
Name	Paid in Cash ($)	Awards ($)(1)	Awards ($)(2)	Total ($)

Thomas H. Adams	$36,500	$—	$120,931	$157,431
Robert A. Fildes	38,000	—	104,034	142,034
Stephen M. Martin	44,000	—	106,448	150,448
Nader J. Naini	30,250	—	51,280	81,530
Craig R. Smith	61,500	35,762 (2)	174,878	272,140
Martin P. Sutter	—	—	51,280	51,280
James N. Topper	30,750	—	51,280	82,030
Frank E. Young	31,250	—	51,280	82,530

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) for awards and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 1 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(2)	This amount represents share-based compensation expense recognized for financial statement purposes for the fiscal year ended December 31, 2007 for shares of restricted stock granted to the Chairman of the Board pursuant to the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan and in accordance with the Chairman Compensation Policy approved by the Board on March 14, 2006.

Director Compensation

Retainers and Fees.  Directors who are also our employees receive no extra compensation for their service on the Board. In 2007, non-employee directors received $1,500 per board meeting attended in person and $500 per board meeting attended telephonically, which increased to $750 per meeting in 2008. Non-employee directors also receive $750 per committee meeting attended in person and $500 per committee meeting attended telephonically. Directors are reimbursed for reasonable costs associated with attendance at meetings of the Board and its committees. Non-employee directors receive an annual retainer of $20,000, which is paid quarterly. The Chairman of the Board, Dr. Smith, receives an additional annual retainer of $25,000, which is paid quarterly. In 2007, the chairman of the audit committee received an annual fee of $5,000, which increased to $10,000 in 2008. In 2007, the chairman of each of the compensation and the corporate governance and nominating committees received an annual fee of $3,000, which increased to $5,000 in 2008. All chairman fees are paid quarterly. In addition, beginning in 2008, all other members of the audit, compensation and corporate governance and nominating committees receive an annual retainer of $2,000, which is paid quarterly.

Option Grants Under the 2004 Plan.  Under the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan, each of our non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of a non-qualified stock option to purchase up to 40,000 shares of our common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These non-employee director options have a term of 10 years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three anniversaries of such grant, but only if the director remains a non-employee director for the entire period from the date of grant to such date. In addition, each non-employee director will, upon re-election to our Board or upon continuing as a director after an annual meeting without being re-elected due to the classification of the Board, automatically receive a grant of an additional non-qualified stock option to purchase up to 10,000 shares of our common stock. These additional non-employee director options have a term of 10 years and vest and become exercisable upon the earlier to occur of the first anniversary of the grant date or immediately prior to the annual meeting of stockholders next following the grant date; provided that the director remains a director for the entire period from the grant date to such earlier date. The exercise price for these additional non-employee director options is the fair market value of our common stock on the date of their grant. All outstanding non-employee director options vest in full immediately prior to any change in control. Each non-employee director is also eligible to receive additional options under the 2004 Plan in the discretion of the compensation committee of the Board. These options vest and become exercisable pursuant to the 2004 Plan and the terms of the option grant.

Upon being appointed Chairman of the Board on March 15, 2006, Dr. Smith received a one-time grant of 20,000 shares of our restricted common stock, which vested with respect to 10,000 shares six months after the grant date and vested with respect to the remaining 10,000 shares upon the first anniversary of the grant date. Finally, Dr. Smith was granted shares of our common stock equal in value to the tax liability assessed upon the vesting of the shares of restricted common stock granted upon Dr. Smith’s appointment as Chairman (based on the fair market value of the common stock on the date of the tax event). Beginning with the 2007 annual meeting of stockholders, the Chairman was, and after each subsequent annual meeting will be, granted an additional non-qualified stock options to purchase 20,000 shares of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to shares of our common stock that may be issued under our equity compensation plans.

Number of
Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column(a))

Equity Compensation plans approved by security holders	4,809,575 (1)	$8.56	1,035,314	(2)(3)
Equity Compensation plans not approved by security holders	—	—	—

(1)	Outstanding options to purchase shares of our common stock under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and the 2004 Plan.

(2)	Includes 864,400 shares subject to the 2004 Plan and 170,914 shares subject to the 1995 Plan (each stated as of December 31, 2007).

(3)	If our stockholders approve Proposals 2 and 3, the number of shares available under the 2004 Plan and the 1995 Plan will be increased by 1,400,000 and 150,000, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2008 (unless otherwise indicated), by:

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and nominees;

•	each of our named executive officers listed in the summary compensation table; and

•	all of our directors and executive officers as a group.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner(1)	Beneficial Ownership(2)		Class (%)(3)

Essex Woodlands Health Ventures Fund VI, L.P.	9,333,332	(4)(5)	22.6
10001 Woodloch Forest Drive, Suite 175
The Woodlands, Texas 77380
Alejandro Gonzalez	7,319,769	(6)	18.1
Ruben Dario #223 5-A
Chapultepec Morales
Mexico, D.F. 05 11570
Frazier Healthcare V, LP	5,833,333	(7)	14.4
Two Union Square,
601 Union Street, Suite 3200
Seattle, WA 98101
Fouad El Adli	2,102,660	(8)	5.3
1 Amber Sky Drive
Rancho Palos Verdes, CA 90275
Thomas H. Adams, Ph.D.	102,896	(9)	*
Robert A. Fildes, Ph.D.	102,096	(10)	*
Deirdre Y. Gillespie, M.D.	489,583	(11)	1.2
Stephen M. Martin	83,578	(12)	*
Nader J. Naini	5,859,333	(13)	14.4
Craig R. Smith, M.D.	118,738	(14)	*
Martin P. Sutter	9,372,412	(15)	22.7
James N. Topper, M.D., Ph.D.	5,859,333	(16)	14.4
Frank E. Young, M.D., Ph.D.	31,600	(17)	*
Niv E. Caviar	48,125	(18)	*
Josefina T. Elchico	148,839	(19)	*
Gail A. Sloan	234,156	(20)	*
Michael J.B. Tansey, M.D., Ph.D.	130,885	(21)	*
All current directors and executive officers as a group (14 persons)	16,790,047	(22)	38.3

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner is care of La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121.

(2)	The table above includes the number of shares underlying options and warrants that are exercisable within 60 days from March 28, 2008. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

(3)	On March 28, 2008, there were 39,630,757 shares of common stock outstanding. Shares not outstanding that are subject to options and warrants exercisable by the holder thereof within 60 days of March 28, 2008 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed.

(4)	Based on the Schedule 13D and Form 4 filed by, among others, Essex Woodlands Health Ventures Fund VI L.P. on December 23, 2005 and April 12, 2007, respectively. Includes warrants to purchase 1,666,666 shares of common stock that are exercisable within 60 days.

(5)	Share numbers reported in the Schedule 13D, as applicable, have been adjusted to reflect the five-for-one reverse stock split effective December 21, 2005.

(6)	Based on the Form 4 filed by Mr. Gonzalez on March 11, 2008. Includes warrants to purchase 733,333 shares of common stock that are exercisable within 60 days.

(7)	Based on the Schedule 13D and Form 4 filed by, among others, Frazier Healthcare V, LP on December 27, 2005 and April 9, 2007, respectively. Includes warrants to purchase 1,000,000 shares of common stock that are exercisable within 60 days.

(8)	Based on the Schedule 13G filed by Mr. Adli on September 10, 2007.

(9)	Includes 101,496 shares subject to options that are exercisable within 60 days.

(10)	Includes 85,484 shares subject to options that are exercisable within 60 days.

(11)	Includes 489,583 shares subject to options that are exercisable within 60 days.

(12)	Includes 83,538 shares subject to options that are exercisable within 60 days.

(13)	Includes 26,000 shares subject to options that are exercisable within 60 days and 5,833,333 shares beneficially owned by Frazier Healthcare V, LP, of which Mr. Naini is a General Partner. Except for his pecuniary interest therein, Mr. Naini disclaims all beneficial ownership in the shares owned by Frazier Healthcare V, LP.

(14)	Includes 91,538 shares subject to options that are exercisable within 60 days.

(15)	Includes 13,080 shares owned by Mr. Sutter, 26,000 shares subject to options that are exercisable within 60 days, and 9,333,332 shares beneficially owned by Essex Woodlands Health Ventures Fund VI, L.P., of which Mr. Sutter is a Managing Director. Except for his pecuniary interest therein, Mr. Sutter disclaims all beneficial ownership in the shares owned by Essex Woodlands Health Ventures Fund VI, L.P.

(16)	Includes 26,000 shares subject to options that are exercisable within 60 days and 5,833,333 shares beneficially owned by Frazier Healthcare V, LP, of which Dr. Topper is a General Partner. Except for his pecuniary interest therein, Dr. Topper disclaims all beneficial ownership in the shares owned by Frazier Healthcare V, LP.

(17)	Includes 26,000 shares subject to options that are exercisable within 60 days.

(18)	Includes 48,125 shares subject to options that are exercisable within 60 days.

(19)	Includes 129,110 shares subject to options that are exercisable within 60 days.

(20)	Includes 226,800 shares subject to options that are exercisable within 60 days.

(21)	Includes 125,139 shares subject to options that are exercisable within 60 days.

(22)	Includes 1,522,446 shares subject to options that are exercisable within 60 days and warrants to purchase 2,666,666 shares of common stock that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and officers and persons who own more than 10% of our equity securities are required to report their initial ownership of our equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq Global Market. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 2007. To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during the fiscal year ended December 31, 2007, all of these reports were timely filed, except one report filed in January 2007 by Alejandro Gonzalez regarding nine stock purchases on various dates throughout 2006 and one amended report filed in April 2007 by Martin Sutter adding 200 shares in which he had an indirect pecuniary interest to his initial holdings of our common stock.

OTHER INFORMATION

Other Matters of Business

Our Board currently is not aware of any other matters that are to be presented for action at the annual meeting. If any other matters properly come before the annual meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

Stockholder Proposals

2008 Annual Meeting Proposals

Our amended and restated bylaws require that a stockholder give our Corporate Secretary timely written notice of any proposal or nomination of a director. To be timely, such written notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by our Corporate Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting or the date on which such notice of the scheduled meeting was mailed.

Any notice to our Corporate Secretary regarding a stockholder proposal must include, as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of our stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.

Any notice to our Corporate Secretary regarding a nomination for the election of a director must include: the name and address of the stockholder who intends to make the nomination; the name and address of the person or persons to be nominated; the class and number of shares of our stock that are beneficially owned by the stockholder; a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and the consent of each nominee to serve as a director if so elected.

2009 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2009 annual meeting of stockholders, including nominees for directors, must cause their proposals to be received in writing by our Corporate Secretary at the address set forth on the first page of this proxy statement no later than December 17, 2008. Any proposal should be addressed to our Corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our bylaws, as discussed above, and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

Incorporation by Reference

The report of the audit committee, which appears on page 18 and the report of the compensation committee, which appears on page 23, shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Delivery of Documents to Stockholders Sharing the Same Address

With regard to the delivery of annual reports and proxy statements, under certain circumstances, the Securities and Exchange Commission permits a single set of documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs. Even if householding is implemented, each stockholder will continue to receive a separate proxy card or, in the case of shares of stock held in a street name account, a separate voting instruction form.

We have not implemented householding rules with respect to our record holders. However, banks, brokers, and other firms may have instituted householding and this may impact stockholders whose shares are registered in the name of the bank, broker, or other firm. If a stockholder received a householding notification from its broker, only one annual report and one proxy statement will be mailed to an address at which two or more stockholders reside unless the stockholder gave instructions to the contrary. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the stockholder should contact his, her, or its broker directly. A stockholder may also receive additional copies of our annual report and proxy statement by calling the number listed below under the heading “Availability of Additional Information.” Additionally, if a stockholder’s shares are registered in the stockholder’s own name and the stockholder shares an address with another stockholder and has received multiple copies of our proxy statement and annual report, the stockholder may call American Stock Transfer & Trust Shareholder Services at (800) 937-5449 to request delivery of a single copy of these materials in the future. Otherwise, if the shares are registered in the name of a bank, broker, or other firm, the stockholder should contact his, her, or its broker directly.

Availability of Additional Information

Along with this proxy statement, we have provided each stockholder entitled to vote a copy of our 2007 Annual Report (which includes our Annual Report on Form 10-K for our year ended December 31, 2007). We will provide, without charge, a copy of our 2007 Annual Report and/or our Annual Report on Form 10-K for the year ended December 31, 2007 upon the written or oral request of any stockholder or beneficial owner of our common stock. Written requests should be directed to the following address: Investor Relations, La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121. Telephonic requests should be directed to (858) 646-6649.

By order of the board of directors,

Craig R. Smith, M.D.
Chairman of the Board

APPENDIX A

LA JOLLA PHARMACEUTICAL COMPANY

2004 EQUITY INCENTIVE PLAN
(as proposed to be amended)

ARTICLE I

GENERAL PROVISIONS

1.01 Definitions.

Terms used herein and not otherwise defined shall have the meanings set forth below:

(a) “Administrator” means the Board or a Committee that has been delegated the authority to administer the Plan.

(b) “Award” means an Incentive Award or a Nonemployee Director’s Option.

(c) “Award Document” means an award agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator’s discretion, a confirming memorandum issued by the Company to the Recipient.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(i) Except as provided by subsection (iii) hereof, the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than:

(A) a merger or consolidation which would result in the persons holding the voting securities of the Company outstanding immediately prior thereto continuing to hold more than fifty percent (50%) of the combined voting power of the voting securities of the Company or its successor which are outstanding immediately after such merger or consolidation, or

(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred (1) if the “person” is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities, or (2) if the “person” is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

(g) “Committee” means the committee appointed by the Board to administer the Plan.

(h) “Common Stock” means the common stock of the Company, $0.01 par value.

(i)	“Company” means La Jolla Pharmaceutical Company.

(j) “Dividend Equivalent” means a right granted by the Company under Section 2.07 to a holder of an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 2.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Option, Stock Appreciation Right, or other Incentive Award.

(k) “Eligible Person” means any director, Employee or consultant of the Company or any Related Corporation.

(l) “Employee” means an individual who is in the employ of the Company (or any Parent or Subsidiary) subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.

(n) “Exercise Price” means the price at which the Holder may purchase shares of Common Stock underlying an Option.

(o) “Fair Market Value” of capital stock of the Company shall be determined with reference to the closing price of such stock on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market or trading system on which such stock is then traded; or, if no such closing prices are reported, the mean between the high bid and low ask prices that day on the principal market or national quotation system on which such shares are then quoted; provided, however, that when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as may be deemed appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

(p) “Holder” means the Recipient of an Award or any permitted assignee holding the Award.

(q) “Incentive Award” means any Option (other than a Nonemployee Director’s Option), Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or Dividend Equivalent granted or sold to an Eligible Person under this Plan.

(r) “Incentive Stock Option” means an Option that qualifies as an incentive stock option under Section 422 (or any successor section) of the Code and the regulations thereunder.

(s) “Just Cause Dismissal” shall mean a termination of a Recipient’s Service for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Company or the Recipient’s superiors or the Chief Executive Officer or President of the Company that (A) results in damage to the Company or (B) after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes fraud, embezzlement or dishonesty; (v) the Recipient’s performing services for any other person or entity which competes with the Company while he or she is providing Service, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Administrator determines constitutes Just Cause for Dismissal; provided, however, that if the term of concept has been defined in an employment agreement between the Company and the Recipient, then Just Cause Dismissal shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Related Corporation to discharge or dismiss any Recipient or other person in the Service of the Company or any Related Corporation for any other acts or omissions but such other acts or omission shall not be deemed, for purposes of the Plan, to constitute grounds for Just Cause Dismissal.

(t) “Nonemployee Director” means a director of the Company who is not an Employee of the Company or any of its Related Corporations.

(u) “Nonemployee Director’s Option” means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to Article III of the Plan.

(v) “Nonqualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(w) “Option” means a right to purchase stock of the Company granted under this Plan, and can be an Incentive Stock Option or a Nonqualified Stock Option.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y) “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.

(z) “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Eligible Person will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating margin, (ix) return on operating revenue, (x) attainment of stated goals related to the Company’s research and development or clinical trials programs, (xi) attainment of stated goals related to the Company’s capitalization, costs, financial condition, or results of operations, and (xii) any other similar performance criteria.

(aa) “Permanent Disability” shall mean the inability of the Recipient to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more.

(bb) “Plan” means the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan as set forth in this document.

(cc) “Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock).

(dd) “Recipient” means an Eligible Person who has received an Award hereunder.

(ee) “Related Corporation” means either a Parent or Subsidiary.

(ff) “Restricted Stock” means Common Stock that is the subject of an award made under Section 2.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any Award Document.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Service” means the performance of services for the Company or its Related Corporations by a person in the capacity of an Employee, a director or a consultant, except to the extent otherwise specifically provided in the Award Document.

(ii) “Stock Appreciation Right” means a right granted under Section 2.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.

(jj) “Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

(kk) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.02 Purpose of the Plan.

The Board has adopted this Plan to advance the interests of the Company and its stockholders by (a) providing Eligible Persons with financial incentives to promote the success of the Company’s business objectives, and to increase their proprietary interest in the success of the Company, and (b) giving the Company a means to attract and retain Eligible Persons.

1.03 Common Stock Subject to the Plan.

(a) Number of Shares.  Subject to Section 1.05(b), the maximum number of shares of Common Stock that may be issued and outstanding or subject to outstanding Awards under the Plan shall not exceed 6,400,000.

(b) Source of Shares.  The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c) Availability of Unused Shares.  Shares of Common Stock subject to unexercised portions of any Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under this Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

(d) Grant Limits.  Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Awards with respect to more than 1,400,000 shares of Common Stock in the aggregate in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation.

1.04 Administration of the Plan.

(a) The Administrator.  The Plan will be administered by a Committee, which will consist of two or more members of the Board each of whom must be an “independent director” as defined by applicable listing standards. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may, in lieu of the Committee, exercise any authority granted to the Committee pursuant to the provisions of the Plan. To obtain the benefits of Rule 16b-3, Incentive Awards must be granted by the entire Board or a Committee comprised entirely of “non-employee directors” as such term is defined in Rule 16b-3. In addition, if Incentive Awards are to be made to persons subject to Section 162(m) of the Code and such Awards are intended to constitute Performance-Based Compensation, then such Incentive Awards must be granted by a Committee comprised entirely of “outside directors” as such term is defined in the regulations under Section 162(m) of the Code.

(b) Authority of the Administrator.  The Administrator has authority in its discretion to select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Administrator shall determine. In addition, the Administrator shall have all other powers granted to it in the Plan.

(c) Interpretation.  Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan and any Award Documents, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations, determinations and actions by the Administrator shall be final, conclusive and binding upon all parties. The Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan.

(d) Special Rules Regarding Nonemployee Director Options.  Notwithstanding anything herein to the contrary, the Administrator shall have no authority or discretion as to the selection of persons eligible to receive Nonemployee Directors’ Options granted under the Plan, the number of shares covered by Nonemployee Directors’ Options granted under the Plan, the timing of such grants, or the Exercise Price of Nonemployee Directors’ Options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

(e) No Liability.  The Administrator and its delegates shall be indemnified by the Company to the fullest extent provided for in the Company’s certificate of incorporation and bylaws.

1.05 Other Provisions.

(a) Documentation.  Each Award granted under the Plan shall be evidenced by an Award Document which shall set forth the terms and conditions applicable to the Award as the Administrator may in its discretion determine consistent with the Plan, provided that the Administrator shall exercise no discretion with respect to Nonemployee Directors’ Options, which shall reflect only the terms of the Award as set forth in Article III and certain administrative matters dictated by the Plan. Award Documents shall comply with and be subject to the terms and conditions of the Plan. In case of any conflict between the Plan and any Award Document, the Plan shall control. Various Award Documents covering the same types of Awards may but need not be identical.

(b) Adjustment Provisions.  Should any change be made to the outstanding shares of Common Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares subject to the Plan as provided in Section 1.03, (ii) the number and kind of shares or other securities subject to then outstanding Awards, (iii) the price for each share or other unit of any other securities subject to then outstanding Awards and (iv) the number and kind of shares or other securities subject to the Nonemployee Director Options described in Section 3.01 and 3.02. In addition, the per person limitation set forth in Section 1.03(d) shall also be subject to adjustment as provided in this Section 1.05(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. Such adjustments are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Awards. In no event shall any adjustments be made in connection with the conversion of preferred stock or warrants into shares of Common Stock. No fractional interests will be issued under the Plan resulting from any such adjustments.

(c) Continuation of Service.  Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the Service of the Company or its Related Corporations or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or its Related Corporations to reduce such person’s compensation or other benefits or to terminate the Service of such Eligible Person or Recipient, with or without cause. Except as expressly provided in the Plan or in any Award Document, the Company shall have the right to deal with each Recipient in the same manner as if the Plan and any Award Document did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient.

(d) Restrictions.  All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(e) Additional Conditions.  Any Incentive Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administrator determines appropriate.

(f) Tax Withholding.  The Company’s obligation to deliver shares of Common Stock under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

(g) Privileges of Stock Ownership.  Except as otherwise set forth herein, a Holder shall have no rights as a stockholder of the Company with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award, performance by the Holder of all obligations thereunder, and the Company issues a stock certificate representing the appropriate number of shares. Status as an Eligible Person shall not be construed as a commitment that any Incentive Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) Effective Date and Duration of Plan; Amendment and Termination of Plan.  The Plan shall become effective upon its approval by the Company’s stockholders. Unless terminated by the Board prior to such time, the Plan shall continue in effect until the 10th anniversary of the date the Plan was adopted, whereupon the Plan shall terminate automatically. The Board may, insofar as permitted by law, from time to time suspend or terminate the Plan. No Awards may be granted during any suspension of this Plan or after its termination. Any Award outstanding after the termination of the Plan shall remain in effect until such Award has been exercised or expires in accordance with its terms and the terms of the Plan. The Board may, insofar as permitted by law, from time to time revise or amend the Plan in any respect except that no such amendment shall adversely affect any rights or obligations of the Holder under any outstanding Award previously granted under the Plan without the consent of the Holder. Amendments shall be subject to stockholder approval to the extent such approval is required to comply with the listing requirements imposed by any exchange or trading system upon which the Company’s securities trade or applicable law.

(i) Amendment of Awards.  The Administrator may make any modifications in the terms and conditions of an outstanding Incentive Award, provided that (i) the resultant provisions are permissible under the Plan and (ii) the consent of the Holder shall be obtained if the amendment will adversely affect his or her rights under the Award. However, the outstanding Options may not be repriced without stockholder approval.

(j) Nonassignability.  No Incentive Stock Option granted under the Plan shall be assignable or transferable except by will or by the laws of descent and distribution. No other Awards granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, (ii) to one or more of the Recipient’s family members (as such term is defined in the instructions to Form S-8) or (iii) upon dissolution of marriage pursuant to a qualified domestic relations order. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Holder or his or her guardian or legal representative.

(k) Other Compensation Plans.  The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the existence of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Eligible Persons.

(l) Plan Binding on Successors.  The Plan shall be binding upon the successors and assigns of the Company.

(m) Participation by Foreign Employees.  Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of the Plan, structure grants of Incentive Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

ARTICLE II

INCENTIVE AWARDS

2.01 Grants of Incentive Awards.

Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select from the class of Eligible Persons those individuals to whom Incentive Awards may be granted pursuant to its authority as set forth in Section 1.04(b). Each Incentive Award shall be subject to the terms and conditions of the

Plan and such other terms and conditions established by the Administrator as are not inconsistent with the provisions of the Plan.

2.02 Options.

(a) Nature of Options.  The Administrator may grant Incentive Stock Options and Nonqualified Stock Options under the Plan. However, Incentive Stock Options may only be granted to Employees of the Company or its Related Corporations.

(b) Option Price.  The Exercise Price per share for each Option (other than a Nonemployee Director’s Option) shall be determined by the Administrator at the date such Option is granted and shall not be less than the Fair Market Value of a share of Common Stock (or other securities, as applicable) on the date of grant, except that the Exercise Price for a Nonqualified Stock Option may reflect a discount of up to 15% of the Fair Market Value at the time of grant if the amount of such discount is expressly in lieu of a reasonable amount of salary or cash bonus. Notwithstanding the foregoing, however, in no event shall the Exercise Price be less than the par value of the shares of Common Stock.

(c) Option Period and Vesting.  Options (other than Nonemployee Directors’ Options) hereunder shall vest and may be exercised as determined by the Administrator, except that exercise of such Options after termination of the Recipient’s Service shall be subject to Section 2.02(g). Each Option granted hereunder (other than a Nonemployee Directors Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten years after the date the Option is granted and shall be subject to earlier termination as herein provided.

(d) Exercise of Options.  Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Administrator (or, in the case of Nonemployee Directors’ Options, the Plan) at the time the Option is granted and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Holder, together with payment of the Exercise Price made in accordance with Section 2.02(e). Upon proper exercise, the Company shall deliver to the person entitled to exercise the Option or his or her designee a certificate or certificates for the shares of stock for which the Option is exercised.

(e) Form of Exercise Price.  The aggregate Exercise Price shall be immediately due and payable upon the exercise of an Option and shall, subject to the provisions of the Award Document, be payable in one or more of the following: (i) by delivery of legal tender of the United States, (ii) by delivery of shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, and/or (iii) through a sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to (A) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date.

(f) Limitation on Exercise of Incentive Stock Options.  The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the Code during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options. Options are to be taken into account in the order in which they were awarded.

(g) Termination of Service.

(i) Termination for Cause.  Except as otherwise provided by the Administrator, in the event of a Just Cause Dismissal of a Recipient, all of the outstanding Options granted to such Recipient shall expire and become unexercisable as of the date of such Just Cause Dismissal.

(ii) Termination Other Than for Cause.  Subject to subsection (i) above and except as otherwise provided by the Administrator, in the event of a Recipient’s termination of Service from the Company or its Related Corporations due to:

(A) any reason other than Just Cause Dismissal, death, or Permanent Disability, or normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or (2) three calendar months after the date the Recipient’s Service terminated in the case of Incentive Stock Options, or six months after the Recipient’s Service terminated, in the case of Nonqualified Stock Options.

(B) death or Permanent Disability, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient had remained in Service or (2) twelve months after the date of termination.

(C) normal retirement, the outstanding Options granted to such Recipient, whether or not vested, shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) twenty-four months after the date of retirement.

(iii) Termination of Director Service.  In the event that a Director shall cease to be a Nonemployee Director, all outstanding Options (other than a Nonemployee Director’s Option) granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to up to the expiration date of the Option.

2.03 Performance Awards.

(a) Grant of Performance Award.  The Administrator may grant Performance Awards under the Plan and shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and timing of payment of Performance Awards.

(b) Payment of Award; Limitation.  Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Holder in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Administrator in its discretion may determine. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid Performance Awards with a value in excess of $1,000,000 in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.

(c) Expiration of Performance Award.  If any Recipient’s Service is terminated for any reason other than normal retirement, death or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Holder’s rights under the unpaid portion of the Performance Award shall expire unless otherwise determined by the Administrator. In the event of termination of Service by reason of death, Permanent Disability or normal retirement, the Administrator, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Holder.

2.04 Restricted Stock.

(a) Award of Restricted Stock.  The Administrator may issue Restricted Stock under the Plan. The Administrator shall determine the Purchase Price (if any), the forms of payment of the Purchase Price (which shall be either cash or past services), the restrictions upon the Restricted Stock, and when such restrictions shall lapse (provided that the restriction period shall be at least one year for performance-based grants and three years for non-performance-based grants).

(b) Requirements of Restricted Stock.  All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

(i) No Transfer.  The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(ii) Certificates.  The Administrator may require that the certificates representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(iii) Restrictive Legends.  Each certificate representing shares of Restricted Stock granted or sold to a Holder pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

(iv) Other Restrictions.  The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

(c) Rights of Holder.  Subject to the provisions of Section 2.04(b) and any additional restrictions imposed by the Administrator, the Holder will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(d) Termination of Service.  Unless the Administrator in its discretion determines otherwise, upon a Recipient’s termination of Service for any reason, all of the Restricted Stock issued to the Recipient that remains subject to restrictions imposed pursuant to the Plan on the date of such termination of Service may be repurchased by the Company at the Purchase Price (if any).

(e) Adjustments.  Any new, substituted or additional securities or other property which Holder may have the right to receive with respect to the Holder’s shares of Restricted Stock by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock dividend, stock split, reverse stock split, exchange of shares or other change affecting the outstanding Common Stock without the Company’s receipt of consideration shall be issued subject to the same vesting requirements applicable to the Holder’s shares of Restricted Stock and shall be treated as if they had been acquired on the same date as such shares.

2.05 Stock Appreciation Rights.

(a) Granting of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights, either related or unrelated to Options, under the Plan.

(b)	Stock Appreciation Rights Related to Options.

(i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 2.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.

(ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

(c) Stock Appreciation Rights Unrelated to Options.  The Administrator may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 2.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

(d) Limits.  Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

(e) Payments.  Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. If permitted by the Administrator, the Holder may elect to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(f) Termination of Service.  Section 2.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient’s Service.

2.06 Stock Payments.

The Administrator may issue Stock Payments under the Plan for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

2.07 Dividend Equivalents.

The Administrator may grant Dividend Equivalents to any Recipient who has received an Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the Recipients thereof to payments during the “Applicable Dividend Period,” which shall be (a) the period between the date the Dividend Equivalent is granted and the date the related Option, Stock Appreciation Right, or other Incentive Award is exercised, terminates, or is converted to Common Stock, or (b) such other time as the Administrator may specify in the Award Document. Dividend Equivalents may be paid in cash, Common Stock, or other Incentive Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to Recipients thereof at such time as the Administrator may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.01(x)), then the payment of any Dividend Equivalents related to the Award shall not be made contingent on the exercise of the Award.

ARTICLE III

NONEMPLOYEE DIRECTOR’S OPTIONS

3.01 Grants of Initial Options.

Each Nonemployee Director shall, upon first becoming a Nonemployee Director, receive a one-time grant of a Nonqualified Stock Option to purchase up to 40,000 shares of Common Stock at an Exercise Price per share equal to the Fair Market Value of the Common Stock on the date of grant. Options granted under this Section 3.01 vest in accordance with Section 3.04(a) hereof and are “Initial Options” for purposes hereof.

3.02 Grants of Additional Options.

On the date of the annual meeting of stockholders of the Company next following a Nonemployee Director becoming such, and on the date of each subsequent annual meeting of stockholders of the Company, in each case if the Nonemployee Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the Board, such Nonemployee Director shall automatically receive a Nonqualified Stock Option to purchase up to 10,000 shares of Common Stock at an Exercise Price per share equal to the Fair Market Value of Common Stock on the date of grant. Options granted under this Section 3.02 vest in accordance with Section 3.04(b) hereof and are “Additional Options” for purposes hereof. Notwithstanding the foregoing to the contrary, the first grant of Additional Options shall be made to eligible Nonemployee Directors on the date of the 2005 annual meeting of stockholders.

3.03 Exercise Price.

The Exercise Price for Nonemployee Directors’ Options shall be payable as set forth in Section 2.02(e).

3.04 Vesting and Exercise.

(a) Initial Options shall vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the dates of each of the first three anniversaries of the date of grant provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such date.

(b) Additional Options shall vest and become exercisable upon the earlier of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company next following the grant date, provided the Recipient has remained a Nonemployee Director for the entire period from the date of grant to such earlier date.

(c) Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the Recipient ceases to be a Nonemployee Director shall expire.

3.05 Term of Options and Effect of Termination.

No Nonemployee Directors’ Option shall be exercisable after the expiration of ten years from the date of its grant. In the event that the Recipient of a Nonemployee Director’s Option shall cease to be a Nonemployee Director, all outstanding Nonemployee Directors’ Options granted to such Recipient shall be exercisable, to the extent already vested and exercisable on the date such Recipient ceases to be a Nonemployee Director and regardless of the reason the Recipient ceases to be a Nonemployee Director until the fifth anniversary of the date such Director ceases to be a Nonemployee Director; provided that the Administrator may extend such post-termination period to the expiration date of the Option.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

4.01 Corporate Transactions.

(a) Options.  Unless the Administrator provides otherwise in the Award Document or another written agreement, in the event of a Change in Control, the Administrator shall provide that all Options (other than Non-employee Director Options) either (i) vest in full immediately preceding the Change in Control and terminate upon the Change in Control, (ii) are assumed or continued in effect in connection with the Change in Control transaction, (iii) are cashed out for an amount equal to the deal consideration per share less the Exercise Price or (iv) are substituted for similar awards of the surviving corporation. Each Option that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Recipient in consummation of such Change in Control had the Recipient been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (A) the Exercise Price payable per share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year and (D) the number and/or class of securities subject to Nonemployee Director’s Options. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

(b) Nonemployee Directors’ Options.  Immediately prior to a Change of Control, all outstanding Nonemployee Directors’ Options shall vest in full.

(c) Other Incentive Awards.  The Administrator may specify the effect that a Change in Control has on an Incentive Award (other than an Option) outstanding at the time such a Change in Control occurs either in the applicable Award Document or by subsequent modification of the Award.

4.02 No Restraint.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

Notice of Grant of Stock Options	La Jolla Pharmaceutical Co.
and Option Agreement	ID: 33-0361285 6455 Nancy Ridge Drive San Diego, CA 92121 (858) 452-6600

Name:	Option Number:

Address:	Plan: 2004

ID:

Effective          , you have been granted a(n) Incentive Stock Option to buy           shares of La Jolla Pharmaceutical Co. (the Company) stock at $      per share.

The total option price of the shares granted is $     .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

La Jolla Pharmaceutical Co.	Date

Name	Date

APPENDIX B

LA JOLLA PHARMACEUTICAL COMPANY

1995 EMPLOYEE STOCK PURCHASE PLAN
(as proposed to be amended)

The following constitutes the provisions of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”).

1.	Purpose.

The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of La Jolla Pharmaceutical Company (the “Company”) with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of the Company’s Common Stock, thereby more closely aligning the interests of the Company’s employees and stockholders. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.

2.	Definitions.

Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.

“Administrator” means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 13.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of members of the Board meeting the qualifications described in Section 13 and appointed by the Board to administer the Plan.

“Common Stock” shall mean the Common Stock of the Company.

“Compensation” means base salary or hourly compensation and any cash bonus paid to a participant.

“Eligible Employee” means any employee of the Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

“Enrollment Date” means the first day of each Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means the last day of each Purchase Period.

“Fair Market Value” of the Common Stock as of the time of any determination thereof means the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or trades on the Nasdaq National Market, its Fair Market Value shall be the most recent closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) as of the time of such determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(2) If the Common Stock is not listed on any established stock exchange or traded on the Nasdaq National Market its Fair Market Value shall be the mean between the most recent closing high and low asked prices for the Common Stock as of the time of such determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.

“Offering Period” means (i) the period of twenty-three (23) months commencing on August 1, 1996 and terminating on June 30, twenty-three (23) months later; (ii) each period of twenty-four (24) months commencing on January 1, 1997 and each January 1 thereafter for the duration of the Plan and terminating on the December 31 twenty-four (24) months later; (iii) each period of twenty-four (24) months commencing on July 1, 1997 and each July 1 thereafter for the duration of the Plan and terminating on the June 30 twenty-four (24) months later; (iv) each period of twenty-four (24) months commencing on October 1, 2000 and each October 1 thereafter for the duration of the Plan and terminating on the September 30 twenty-four (24) months later; and (v) each period of twenty-four (24) months commencing on April 1, 2001 and each April 1 thereafter for the duration of the Plan and terminating on the March 31 twenty-four (24) months later. The Administrator shall have the power to change the duration of Offering Periods without stockholder approval as set forth in Section 12 or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

“Option” means the option granted to each participant pursuant to Section 4 upon enrollment in an Offering Period.

“Periodic Exercise Limit” has the meaning set forth in Section 4(a).

“Plan Account” means an account maintained by the Company for each participant in the Plan, to which are credited the payroll deductions made for such participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such participant’s Option pursuant to Section 6.

“Purchase Price” as of any Exercise Date means an amount equal to 85% of the Fair Market Value of a share of Common Stock as of the close of business on the Exercise Date or the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, whichever is lower.

“Purchase Period” means (i) the period of five (5) months commencing on August 1, 1996 and ending on December 31, 1996; (ii) with respect to the Offering Periods beginning on January and July 1, 1997, January and July 1, 1998, and January 1, 1999, each period of six (6) months within any such Offering Period, commencing January 1, 1997 and each July 1 and January 1 thereafter, and ending on the December 31 or June 30 following such commencement date; (iii) with respect to the Offering Period beginning on July 1, 1999, the period of six (6) months commencing July 1, 1999 and ending on December 31, 1999, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, the period of three (3) months commencing on January 1, 2001 and ending on March 31, 2001, and the period of three (3) months commencing on April 1, 2001 and ending on June 30, 2001; (iv) with respect to the Offering Period beginning on January 1, 2000, the period of six (6) months commencing on January 1, 2000 and ending on June 30, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; (v) with respect to the Offering Period beginning on July 1, 2000, the period of six (6) months commencing on July 1, 2000 and ending on December 31, 2000, and each period of three (3) months commencing on January 1, 2001 and each April 1, July 1, and October 1 thereafter, and ending on the March 31, June 30, September 30 and December 31 following such commencement date; and (vi) for any Offering Period commencing on or after October 1, 2000, each period of three (3) months within the Offering Period commencing on October 1, 2000 and each January 1, April 1, July 1, and October 1 thereafter, and ending on the December 31, March 31, June 30, and September 30 following such commencement date.

“Reserves” means the number of shares of Common Stock covered by each Option that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under any Option.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act and any successor provision.

“Subsidiary” has the meaning as set forth under § 424(f) of the Code.

“Trading Day” means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.

3.	Offering Periods and Participation.

The Plan shall be implemented through a series of consecutive and overlapping Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering a subscription agreement in the form of Exhibit A hereto to the Company’s payroll office at least five (5) business days prior to the Enrollment Date for that Offering Period. Eligible Employees shall participate in only one Offering Period at a time, and a subscription agreement in effect for a Plan participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the participant remains an Eligible Employee and has not withdrawn pursuant to Section 8.

4.	Options.

(a) Grants.  On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase (i) on each Exercise Date for any six-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date, and (ii) on each Exercise Date for any three-month Purchase Period in such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $6,250 by the Fair Market Value of a share of Common Stock as of the opening of business on the Enrollment Date (such number of shares being the “Periodic Exercise Limit”). The Option shall expire immediately after the last Exercise Date of the Offering Period.

(b) Grant Limitations.  Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an Option under the Plan:

(i) if, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

(ii) which permits such participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) in any calendar year.

(c) No Rights in Respect of Underlying Stock.  The participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.

5.	Payroll Deductions.

(a) Participant Designations.  The subscription agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding ten percent (10%) of such Eligible Employee’s Compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b) Plan Account Balances.  The Company shall make payroll deductions as specified in each participant’s subscription agreement on each payday during the Offering Period and credit such payroll deductions to such participant’s Plan Account. A participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(c) Participant Changes.  A participant may discontinue his or her participation in the Plan as provided in Section 8, or may increase or decrease (subject to such limits as the Administrator may impose) the rate of his or her payroll deductions during any Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly.

(d) Decreases.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Purchase Period that is scheduled to end during a calendar year (the “Current Purchase Period”) when the aggregate of all payroll deductions previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 8.

(e) Tax Obligations.  At the time of each exercise of a participant’s Option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant.

(f) Statements of Account.  The Company shall maintain each participant’s Plan Account and shall give each Plan participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, for the period covered.

6.	Exercise of Options.

(a) Automatic Exercise on Exercise Dates.  Unless a participant withdraws as provided in Section 8, his or her Option for the purchase of shares will be exercised automatically on each Exercise Date within the Offering Period in which such participant is enrolled for the maximum number of shares of Common Stock, including fractional shares, as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such participant’s Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. During a participant’s lifetime, a participant’s Options to purchase shares hereunder are exercisable only by the participant.

(b) Delivery of Shares.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or book entry transfer representing the shares purchased upon exercise of his or her Option, provided that the Company may in its discretion hold fractional shares for the accounts of the participants pending aggregation to whole shares.

(c) Compliance with Law.  Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.

(d) Excess Plan Account Balances.  If, due to application of the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the participant.

7.	Automatic Transfer to Low Price Offering Period.

If the Fair Market Value of the Common Stock as of the close of business on any Exercise Date is lower than the Fair Market Value of the Common Stock as of the opening of business on the Enrollment Date for the Offering Period in which such Exercise Date occurs, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their Options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

8.	Withdrawal; Termination of Employment.

(a) Voluntary Withdrawal.  A participant may withdraw from an Offering Period by giving written notice to the Company’s payroll office at least five (5) business days prior to the next Exercise Date. Such withdrawal shall be effective beginning five business days after receipt by the Company’s payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such participant, and on the effective date of such withdrawal such participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the participant delivers to the Company a new subscription agreement with respect thereto.

(b) Termination of Employment.  Promptly after a participant’s ceasing to be an Eligible Employee for any reason the payroll deductions credited to such participant’s Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10, and such participant’s Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such participant’s Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.

9.	Transferability.

Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan nor any Option itself may be assigned, transferred, pledged or otherwise disposed of by the participant in any way other than by will, the laws of descent and distribution or as provided in Section 10 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from an Offering Period in accordance with Section 8.

10.	Designation of Beneficiary.

A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Plan Account in the event of such participant’s death and any shares purchased for the participant upon exercise of his or her Option but not yet issued. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective. A designation of beneficiary may be changed by a participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Stock.

The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 850,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 12. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Plan.

12.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the

Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, all pending Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.

(c) Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or other combination (the “Transaction”) of the Company with or into another entity, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution, the Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such participant’s Option has been changed to the New Exercise Date and that such participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 8 (provided that, in such case, the participant’s withdrawal shall be effective if notice thereof is delivered to the Company’s payroll office at least two (2) business days prior to the New Exercise Date). For purposes of this Section, an Option granted under the Plan shall be deemed to be assumed if, following the Transaction the Option confers the right to purchase at the Purchase Price (provided that for such purposes the Fair Market Value of the Common Stock on the New Exercise Date shall be the value per share of the consideration paid in the Transaction), for each share of stock subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash or other securities or property) received in the Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Transaction was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor entity and the participant, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.

13.	Administration.

The Plan shall be administered by the Committee, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall consist of three or more members of the Board, each of whom shall be disinterested within the meaning of Rule 16b-3, provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board to the number required or allowed by Rule 16b-3. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

14.	Amendment or Termination.

(a) Administrator’s Discretion.  The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 12, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its stockholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with and qualify under Rule 16b-3 or under Section 423 (or any successor rule or provision or any other applicable law or regulation), the Administrator shall obtain stockholder approval of amendments to the Plan in such a manner and to such a degree as required.

(b) Administrative Modifications.  Without stockholder consent (except as specifically required by applicable law or regulation) and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Rule 16b-3 and Section 423, change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in payroll deductions during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.

15.	Term of Plan.

The Plan shall become effective upon the first Enrollment Date after its approval by the stockholders of the Company and shall continue in effect for a term of twenty (20) years unless sooner terminated pursuant to Section 14.

16.	Miscellaneous.

(a) Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b) Subsidiaries.  The Administrator may from time to time in its discretion permit persons who are employees of any Subsidiary whose customary employment is for more than five months per calendar year and for more than 20 hours per week to participate in the Plan on the same terms as Eligible Employees hereunder.

(c) Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Board adopts the Plan. If such stockholder approval is not obtained, the Plan and all rights to the Common Stock purchased under the Plan shall be null and void and shall have no effect.

(d) Additional Restrictions of Rule 16b-3.  The terms and conditions of Options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(e) No Employment Rights.  The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

(f) Applicable Law.  The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.

(g) Headings.  Headings used herein are for convenience of reference only and do not affect the meaning or interpretation of the Plan.

EXHIBIT A

LA JOLLA PHARMACEUTICAL COMPANY

1995 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
      Change in Payroll Deduction Rate
      Change of Beneficiary(ies)

1. I,          , hereby elect to participate in the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of  % (not to exceed 10%) of my Compensation (as defined in the Plan) on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option on each Exercise Date within the Offering Period.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan, that capitalized terms used herein have the same meanings as ascribed thereto in the Plan, and that in case of any inconsistency between this Subscription Agreement and the Plan, the Plan shall govern. I understand that the grant of the Option by the Company under this Subscription Agreement is subject to stockholder approval of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (employee and/or spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares, and I will make adequate provision for Federal, State or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my Compensation or other amounts payable to me the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the one-year and two-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain or loss, if any, recognized on such disposition will be taxed as capital gain or loss. I understand that this tax summary is only a summary for general information purposes and is subject to change and I agree to consult with my own tax advisors for definitive advice regarding the tax consequences to me of participation in the Plan and sale of shares purchased thereunder.

7. I agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive (in proportion to the percentages listed below) all payments and shares due me under the Plan (use additional sheets to add beneficiaries):

NAME: (Please print)
(First)	(Middle) (Last)

Relationship

Percentage
(Address)

NAME: (Please print)
(First)	(Middle) (Last)

Relationship

Percentage
(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

LA JOLLA PHARMACEUTICAL COMPANY
PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Deirdre Y. Gillespie and Gail A. Sloan, and each of them, as proxies, each with the power to appoint such proxy’s substitute and hereby authorizes them to represent and vote all of the shares of common stock of La Jolla Pharmaceutical Company held by the undersigned on March 28, 2008 at the annual meeting of stockholders to be held on Thursday, May 22, 2008 and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

1.	Election of three Class III directors to serve until the 2011 annual meeting of stockholders, and each to serve until his successor has been duly elected and qualified.	FOR ☐ for all nominees listed below for whom stockholder is entitled to vote†	WITHHOLD ☐ AUTHORITY for all nominees listed below for whom stockholder is entitled to vote†	EXCEPTIONS ☐

Class III Nominees:	Robert A. Fildes
Martin P. Sutter
James N. Topper

†INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS” box above and write that nominee’s name in the space provided below.

*Exceptions:

2.	Amendment of the La Jolla Pharmaceutical Company 2004 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 1,400,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Amendment of the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 150,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of La Jolla Pharmaceutical Company for the fiscal year ending December 31, 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the above-named nominees and FOR proposals 2 through 4. This proxy confers discretionary authority with respect to matters not known or determined at the time of mailing the notice of annual meeting and the enclosed proxy statement.
          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein. All other proxies heretofore given by the undersigned to vote shares of common stock of La Jolla Pharmaceutical Company are expressly revoked.

Dated , 2008

Signatures(s) of stockholder(s)
          Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, adminstrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
          Please sign and return this proxy in the enclosed envelope. The giving of this proxy will not affect your right to vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may also submit to the Secretary of La Jolla Pharmaceutical Company a later dated revocation or amendment to this proxy on any of the matters set forth above.